SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant    ☒                             Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASHLAND INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Notes:

James J. O’Brien Chairman and Chief Executive Officer	Ashland Inc. 50 E. RiverCenter Blvd., P.O. Box 391 Covington, KY 41012-0391

December 3, 2010

Dear Ashland Inc. Shareholder:

On behalf of your Board of Directors and management, I am pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Ashland Inc. The meeting will be held on Thursday, January 27, 2011, at 10:30 a.m. (EST), at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. Whether or not you plan to attend the meeting, we encourage you to vote promptly, following the instructions on your Proxy Card.

We appreciate your continued confidence in Ashland, and we look forward to seeing you at the meeting.

Sincerely,

James J. O’Brien

Ashland Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held January 27, 2011

To our Shareholders:

Ashland Inc. will hold its Annual Meeting of Shareholders on Thursday, January 27, 2011, at 10:30 a.m. (EST) at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Ashland’s shareholders will act on the following matters at the Annual Meeting or any adjournment of that meeting:

(1)	To elect three directors to Class I: Kathleen Ligocki, James J. O’Brien and Barry W. Perry;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for fiscal 2011;

(3)	To approve the 2011 Ashland Inc. Incentive Plan;

(4)	To approve the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(5)	To determine whether the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act should occur every one, two or three years; and

(6)	To consider any other business properly brought before the Annual Meeting.

Only shareholders of record at the close of business on December 1, 2010, are entitled to vote at the Annual Meeting or any adjournment of that meeting. Your vote will constitute voting instructions to the applicable Trustee of the respective plan for the shares held in your account if you are a participant in the Ashland Inc. Employee Savings Plan (the “Employee Savings Plan”), the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) or the Hercules Incorporated Savings and Investment Plan (the “SIP”).

In order that your Ashland Common Stock may be represented at the Annual Meeting, please vote in person, by telephone, over the Internet or by mailing your proxy card. Our proxy tabulator, Corporate Election Services, or its agent, must receive all voting instructions to the Trustee of the Employee Savings Plan, the LESOP and the SIP whether given by telephone, over the Internet or by mail, before 6:00 a.m. (EST) on Tuesday, January 25, 2011.

By Order of the Board of Directors,

LINDA L. FOSS

Assistant General Counsel

and Corporate Secretary

Covington, Kentucky

December 3, 2010

ASHLAND INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What am I voting on?

A:	(1)	Election of three directors to Class I: Kathleen Ligocki, James J. O’Brien and Barry W. Perry;

	(2)	Ratification of PricewaterhouseCoopers LLP (“PwC”) as Ashland’s independent registered public accountants for fiscal 2011;

	(3)	Approval of the 2011 Ashland Inc. Incentive Plan (“2011 Incentive Plan”);

	(4)	Approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and

	(5)	Whether the shareholder vote to approve the compensation of the named executive officers as required by the Exchange Act should occur every one, two or three years.

Q:	Who may vote at the Annual Meeting?

A:	Shareholders of Ashland Inc. (“Ashland” or the “Company”) at the close of business on December 1, 2010 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 78,907,301 shares of Ashland Common Stock outstanding. Each share of Ashland Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:	All Ashland shareholders on the Record Date are invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a nominee (e.g., through a bank or broker), you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q:	When will the proxy statement and proxy card be mailed to Ashland shareholders?

A:	The proxy statement and proxy card will be mailed to Ashland shareholders on or about December 10, 2010.

Q:	How do I vote?

A:	If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

You may vote in person at the Annual Meeting. You may obtain directions to the Annual Meeting in order to vote in person by calling Ashland’s Investor Relations department at 859-815-4454.

You may vote by telephone. You may vote by telephone regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

You may vote over the Internet. You may vote over the Internet regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your signed and returned proxy card, James J. O’Brien or Linda L. Foss, as individuals named on the proxy card, will vote (i) FOR the election of the three director nominees, (ii) FOR the ratification of PwC, (iii) FOR the approval of the 2011 Incentive Plan, (iv) FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Regulation S-K under the Securities Act and the Exchange Act, and (v) for the shareholder vote to approve the compensation for the named executive officers as required by the Exchange Act to occur every THREE years.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:	Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Corporate Secretary in writing, (b) returning a later-dated proxy card, or (c) entering a later-dated telephone or Internet vote; or (2) voting in person at the Annual Meeting. However, any changes or revocations of voting instructions to the Trustee of the Ashland Inc. Employee Savings Plan (the “Employee Savings Plan”), the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) and the Hercules Incorporated Savings and Investment Plan (the “SIP”) must be received by our proxy tabulator, Corporate Election Services (“CES”), before 6:00 a.m. (EST) on Tuesday, January 25, 2011.

Q:	Who will count the vote?

A:	Representatives of CES will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Yes. Your vote is confidential.

Q:	What shares are included in the proxy card?

A:	Your proxy card represents all shares of Ashland Common Stock that are registered in your name and any shares you hold in the Employee Savings Plan, the LESOP or the SIP. Additionally, your proxy card includes shares in the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”) for investors in Ashland Common Stock (the “DRP”). If your shares are held through a nominee, you will receive either a voting instruction form or a proxy card from the nominee to vote your shares.

Q:	How do I vote my shares in the DRP?

A:	Shares of Ashland Common Stock credited to your account in the DRP will be voted by Computershare, the plan sponsor and administrator, in accordance with your voting instructions.

Q:	How will the Trustees of the Employee Savings Plan, the LESOP and the SIP vote?

A:	Each participant in the Employee Savings Plan, the LESOP or the SIP will instruct the applicable Trustee how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants’ accounts but for which voting instructions are not timely received by the Trustee and, in the case of the SIP, this instruction also applies to a proportionate number of those shares of Ashland Common Stock that are not allocated to participant accounts. These shares are collectively referred to as Non-Directed shares. Each participant who gives the Trustee such an instruction acts as a named fiduciary for the plans under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by our proxy tabulator, CES, before 6:00 a.m. (EST) on Tuesday, January 25, 2011.

Q:	Can a plan participant vote the Non-Directed shares differently from shares credited to his or her account?

A:	Yes, provided that you are a participant in the Employee Savings Plan or the LESOP. Any participant in the Employee Savings Plan or the LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from CES at Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. Participants in the SIP, however, cannot direct that the Non-Directed shares be voted differently from the shares in their accounts.

Q:	What constitutes a quorum?

A:	As of the Record Date, 78,907,301 shares of Ashland Common Stock were outstanding. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum.

Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote.

Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)	Election of directors—Under Article XII of Ashland’s Articles of Incorporation, as amended, the affirmative vote of a majority of votes cast with respect to each director nominee is required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

	(2)	Ratification of independent registered public accountants—The appointment of PwC will be deemed ratified if votes cast in its favor exceed votes cast against it.

	(3)	Approval of 2011 Ashland Inc. Incentive Plan—The 2011 Incentive Plan will be approved if the votes cast in its favor exceed votes cast against it.

	(4)	Approval of the compensation of the named executive officers—The advisory vote regarding the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act will be approved if the votes cast in its favor exceed votes cast against it.

	(5)	Frequency of the shareholder vote on executive compensation—The advisory vote regarding the frequency of the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act will be determined by a plurality of the votes cast.

Q:	How will broker non-votes be treated?

A:	Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the matters, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a matter being considered passes.

Q:	What happens if other matters come up during the meeting?

A:	If matters other than those referred to in this proxy statement properly come before the meeting, the individuals named on the proxy card will vote the proxies held by them in accordance with their best judgment. Ashland is not aware of any business other than the items referred to in this proxy statement and in the proxy card that may be considered at the Annual Meeting.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) no later than February 2, 2011. You can obtain a copy of the Form 8-K by logging on to our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at http://www.sec.gov.

Q:	May I receive future shareholder communications over the Internet?

A:	Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification that will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet, telephone and/or cable provider. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the proxy card when you vote by mail. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

Important Notice regarding the availability of Proxy Materials for the Annual Meeting to be held on January 27, 2011. This proxy statement and Ashland’s 2010 Annual Report to Shareholders are available at www.ashland.com/proxy.

ASHLAND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of September 30, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficial Ownership		Percent of Class of Common Stock*
BlackRock, Inc.	13,001,512	(1)	16.50%
40 East 52nd Street
New York, New York 10022

Fidelity Management Trust Company	5,518,491	(2)	7.00%
82 Devonshire Street
Boston, Massachusetts 02109

FMR LLC	5,215,109	(3)	6.62%
82 Devonshire Street
Boston, Massachusetts 012109

LSV Asset Management	4,052,218	(4)	5.14%
155 N. Wacker Drive
Suite 4600
Chicago, IL 60606

*	Based on 78,808,794 shares of Ashland Common Stock outstanding as of September 30, 2010.

(1)	Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on May 10, 2010, BlackRock beneficially owned 13,001,512 shares of Ashland Common Stock as of April 30, 2010, with sole voting power over 13,001,512 shares, shared voting power over no shares and sole dispositive power over 13,001,512 shares. BlackRock reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Japan Co. Ltd; BlackRock Advisors (UK) Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors LLC; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock (Luxembourg) S.A.; Blackrock (Netherlands) B.V.; BlackRock Fund Managers Ltd; BlackRock International Ltd; BlackRock Investment Management UK Ltd; and State Street Research & Management Co.

(2)	As of September 30, 2010, Fidelity Management Trust Company (“FMT”) was the record owner of 5,518,491 shares of Ashland Common Stock. These shares include 2,583,031 shares held by it as Trustee of the LESOP and 2,935,460 shares held by it as Trustee of the Employee Savings Plan. FMT will vote shares allocated to a participant’s LESOP and Employee Savings Plan account as instructed by the participant. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants’ accounts but for which voting instructions are not timely received by the Trustee. FMT disclaims beneficial ownership of these shares.

(3)	Based upon information contained in the Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 16, 2010, FMR beneficially owned 5,215,109 shares of Ashland Common Stock as of December 31, 2009, with sole voting power over 1,202,384 shares, shared voting power over no shares, no voting power over 4,012,725 shares and sole dispositive power over 5,215,109 shares. FMR reported its beneficial ownership on behalf of itself and its direct and indirect subsidiaries and affiliates as follows: (i) 3,942,985 shares owned by Fidelity Management & Research Company; (ii) 64 shares owned by Strategic Advisers, Inc.; (iii) 45,100 shares owned by Pyramis Global Advisors, LLC; (iv) 351,620 shares owned by Pyramis Global Advisors Trust Company; and (v) 875,340 shares owned by FIL Limited.

(4)	Based upon information contained in the Form 13F filed by LSV Asset Management (“LSV”) with the SEC on November 15, 2010, LSV beneficially owned 4,052,218 shares of Ashland Common Stock as of September 30, 2010, with sole voting authority over 2,565,520 shares, shared voting power over no shares, no voting authority over 1,486,698 shares and sole dispositive power over all of the 4,052,218 shares.

ASHLAND COMMON STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS OF ASHLAND

The following table shows as of October  29, 2010, the common stock ownership of each Ashland director and each Ashland executive officer named in the Summary Compensation Table on page 52 of this proxy statement and the common stock ownership of the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned
James J. O’Brien	477,077	(1)(2)(3)
Lamar M. Chambers	118,369	(1)(2)(3)(4)
Samuel J. Mitchell	101,237	(1)(2)(3)(4)
David L. Hausrath	77,127	(1)(2)(3)
John E. Panichella	62,841	(1)(3)(4)
Roger W. Hale	44,594	(2)(3)(5)(6)
Bernadine P. Healy	51,424	(2)(3)(5)
Kathleen Ligocki	63,535	(2)(3)(5)
Vada O. Manager	16,209	(2)(5)
Barry W. Perry	17,306	(2)(5)
Mark C. Rohr	20,282	(2)(5)
George A. Schaefer, Jr.	36,516	(2)(3)(5)
Theodore M. Solso	64,968	(2)(3)(5)
John F. Turner	17,306	(2)(5)
Michael J. Ward	58,690	(2)(3)(5)
All directors and executive officers as a group (22 people)	1,452,473	(1)(2)(3)(4)(5)(6)

None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of the Record Date. All directors and executive officers as a group owned 1,452,473 shares of Ashland Common Stock, which equaled 1.4% of the Ashland Common Stock outstanding on the Record Date. Shares deemed to be beneficially owned are included in the number of shares of Ashland Common Stock outstanding on the Record Date for computing the percentage ownership of the applicable person and the group, but such shares are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)	Includes shares of Ashland Common Stock held under the Employee Savings Plan, the LESOP and the SIP by executive officers. Participants can vote the Employee Savings Plan, the LESOP and the SIP shares, and can invest in numerous investment options available under the Employee Savings Plan and the SIP.

(2)	Includes stock and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock fund under Ashland’s nonqualified deferred compensation plans for employees or by directors under the nonqualified deferred compensation plans for non-employee directors (the “Directors’ Deferral Plan”): as to Mr. O’Brien, 134,495 units; as to Mr. Chambers, 25,118 units; as to Mr. Mitchell, 32,151 units; as to Mr. Hausrath, 21,961 units; as to Mr. Hale, 26,060 units; as to Dr. Healy, 25,866 units; as to Ms. Ligocki, 28,083 units; as to Mr. Manager, 14,392 units; as to Mr. Perry, 16,306 units; as to Mr. Rohr, 14,282 units; as to Mr. Schaefer, 16,306 units; as to Mr. Solso, 50,056 units; as to Mr. Turner, 16,306 units; as to Mr. Ward, 44,778 units; and as to all directors and executive officers as a group, 486,649 units.

(3)

Includes shares of Ashland Common Stock with respect to which the directors and executive officers have the right to acquire beneficial ownership within 60 calendar days after October 29, 2010, through the exercise of stock options or stock appreciation rights (“SARs”): as to Mr. O’Brien, 222,456 shares through SARs; as to Mr. Chambers, 14,429 shares through options and 42,606 shares through SARs; as to Mr. Mitchell, 19,375 shares through options and 25,820 shares through SARs; as to Mr. Hausrath, 36,804 shares through SARs; as to Mr. Panichella, 11,802 shares through SARs; as to Dr. Healy, 20,036 shares through options; as to Messrs. Hale and Schaefer, 16,474 shares through options; as to Messrs. Solso, Ward and Ms. Ligocki, 12,912 shares through options; and as to all directors and executive officers as a group, 125,344 shares through options and 394,162 shares through SARs. All unexercised options on this table are reported as gross shares. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange Composite Tape (“NYSE”) on October 29, 2010. All SARs are stock settled and not issued in tandem with an option.

(4)	Includes restricted shares of Ashland Common Stock: as to Mr. Chambers, 9,000 shares; as to Mr. Mitchell, 20,000 shares; as to Mr. Panichella, 50,000 shares; and as to all executive officers as a group, 193,131 shares.

(5)	Includes 1,000 restricted shares of Ashland Common Stock for each of the non-employee directors.

(6)	Includes shares of Ashland Common Stock held under the DRP, which provides participants with voting power with respect to such shares.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

ELECTION OF DIRECTORS

Item 1

Board of Directors

The Board of Directors is currently made up of eleven directors, divided into three classes. The three individuals nominated for election as Class I directors at the Annual Meeting are Kathleen Ligocki, James J. O’Brien and Barry W. Perry. The nominees to Class I will be elected to serve a three-year term until the 2014 Annual Meeting. The Governance and Nominating Committee (“G&N Committee”) has confirmed that all three nominees will be available to serve as directors upon election and recommends that shareholders vote for them at the Annual Meeting. Bernadine P. Healy, M.D., currently a Class I director, has decided after twelve years of service on Ashland’s Board that she will not stand for election, but she will continue to serve out her term which expires at the Annual Meeting. Upon Dr. Healy’s retirement from the Board, it is the intention of the Board to fix the number of directors at ten members, subject to increase or decrease pursuant to Ashland’s By-laws.

Under Article XII of Ashland’s Articles of Incorporation, as amended, in an uncontested election the affirmative vote of a majority of votes cast with respect to a director nominee is required for the nominee to be elected. Therefore, the number of votes cast “for” a nominee must exceed those cast “against” a nominee for the nominee to be elected to the Board of Directors.

Pursuant to the Board of Directors’ resignation policy in Ashland’s Corporate Governance Guidelines (published on Ashland’s website (http://investor.ashland.com)), any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election will tender his or her resignation within ten days following the certification of the shareholder vote for consideration by the Board of Directors. The Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the shareholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. Kathleen Ligocki, James J. O’Brien and Barry W. Perry, the three nominees to Class I, have each agreed to abide by the policy.

If no voting specification is made on a properly returned or voted proxy card, James J. O’Brien or Linda L. Foss (proxies named on the proxy card) will vote FOR the three nominees named in this proxy statement. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the returning nominees would not be able to serve as a director if elected.

The Board of Directors recommends a vote FOR Kathleen Ligocki, James J. O’Brien and Barry W. Perry for election as Class I directors at the 2011 Annual Meeting.

Nominees for Election at the 2011 Annual Meeting

Class I Directors

(Term expiring in 2014)

Kathleen Ligocki Chief Executive Officer of Next Autoworks Company Director since 2004 Committees: • Chair, Environmental, Health and Safety • Audit • Personnel and Compensation Age: 54

Professional Experience:

Ms. Ligocki is Chief Executive Officer and a Director of Next Autoworks Company. She is also a principal in Pine Lake Partners, Inc., a consulting firm focused on turnarounds and start-up companies. Ms. Ligocki served as Chief Executive Officer of GS Motors, a subsidiary of a large conglomerate based in Mexico City from 2007-2010. Prior to these positions, she served as President, Chief Executive Officer and a Director of Tower Automotive, Inc. from August 2003 to August 2007. Tower Automotive filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in February 2005, and on July 31, 2007 emerged from Chapter 11 when substantially all of its assets were purchased by an affiliate of Cerberus Capital Management, L.P. Prior to joining Tower Automotive, Ms. Ligocki worked at the Ford Motor Company, United Technologies and General Motors Corporation.

Education:

Ms. Ligocki holds a Bachelor of Arts degree in liberal studies from Indiana University, a Masters in Business Administration from The Wharton School at the University of Pennsylvania and honorary doctorates from Indiana University and Central Michigan University.

Non-Profit Boards:

Ms. Ligocki serves on a variety of non-profit and academic boards focused on women, families and life-long education.

Director Qualifications:

As a current Chief Executive Officer and former senior officer of several large automotive companies, Ms. Ligocki brings significant experience and knowledge to the Board in the areas of manufacturing, finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance.

Nominees for Election at the 2011 Annual Meeting (continued)

James J. O’Brien Chairman of the Board and Chief Executive Officer of Ashland Inc. Director since 2002 Age: 56

Professional Experience:

Mr. O’Brien is Ashland’s Chairman of the Board and Chief Executive Officer. Prior to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland and Senior Vice President and Group Operating Officer of Ashland. He also served as the President of Valvoline from 1995 to 2001.

Education:

Mr. O’Brien holds a Bachelor of Science degree in accounting and finance and a Masters in Business Administration from The Ohio State University.

Public Company Boards:

Mr. O’Brien is a Director of Humana Inc., where he serves on the Investment and Audit Committees.

Non-Profit Boards:

Mr. O’Brien serves as a member of the Dean’s Advisory Council for the Fisher Graduate College of Business at The Ohio State University. Mr. O’Brien also serves on the national Board of Directors of Big Brothers/Big Sisters. He is Chairman of the Board of Trustees for Midway College in Kentucky and a member of the American Chemistry Council.

Director Qualifications:

Mr. O’Brien has extensive knowledge of Ashland and all of its business segments, and he brings significant management experience and knowledge to the Board in the areas of finance, accounting, international business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of another public company.

Nominees for Election at the 2011 Annual Meeting (continued)

Barry W. Perry

Former Chairman and Chief Executive Officer of Englehard Corporation

Director since 2007

Lead Independent Director

Committees:

•  Environmental, Health and Safety

•  Governance and Nominating

•  Personnel and Compensation

Age: 64

Professional Experience:

Mr. Perry served as Chairman and Chief Executive Officer of Englehard Corporation from January 2001 to June 2006. Prior to this position, he held various management positions with Englehard Corporation beginning in 1993. From 1991 to 1993, Mr. Perry was a Group Vice President of Rhone-Poulene. Prior to joining Rhone-Poulene, he held a number of executive positions with General Electric Company.

Education:

Mr. Perry holds a Bachelor of Science degree in plastics engineering from the University of Massachusetts.

Public Company Boards:

Mr. Perry is a Director of Arrow Electronics, Inc., where he serves on the Compensation Committee; Cookson Group PLC, where he serves on the Audit and Compensation Committees; and Albemarle Corporation, where he serves on the Audit and the Health, Science and Environmental Committees.

Director Qualifications:

As the former Chief Executive Officer of a leading chemical company, Mr. Perry brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting

Class II Directors

(Term expiring in 2012)

Roger W. Hale Independent Consultant Former Chairman and Chief Executive Officer of LG&E Energy Corporation Director since 2001 Committees: • Finance • Governance and Nominating Age: 67

Professional Experience:

Mr. Hale is currently acting as an independent consultant. He served as Chairman of the Board and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company headquartered in Louisville, Kentucky, from August 1990 until retiring in April 2001. Prior to joining LG&E Energy, he was Executive Vice President of BellSouth Corporation, a communications services company in Atlanta, Georgia. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986.

Education:

Mr. Hale holds a Bachelor of Arts degree from the University of Maryland and a Masters of Science in Management from the Massachusetts Institute of Technology, Sloan School of Management.

Public Company Boards:

Mr. Hale is a Director of Hospira, Inc., where he is the Chairman of the Compensation Committee and a member of the Governance and Public Policy Committee and the Science, Technology and Quality Committee.

During the past five years, Mr. Hale also served on the board of directors of H&R Block, Inc. as Presiding Director.

Director Qualifications:

As a former Chief Executive Officer of a diversified energy services company, Mr. Hale brings significant management experience and knowledge to the Board in the areas of finance, accounting, business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

Vada O. Manager Independent Global Consultant Former Senior Director of Global Issues Management for Nike, Inc. Director since 2008 Committees: • Audit • Finance • Personnel and Compensation Age: 49

Professional Experience:

Mr. Manager is currently an independent global consultant. He served as the Senior Director of Global Issues Management for Nike, Inc., from 2006 until March 2009, and held various management positions at Nike, beginning in 1997. Before joining Nike, he performed a similar role for Levi Strauss & Co. and was also a Vice President of the Washington, D.C.-based public affairs firm, Powell Tate, a part of Weber Shandwick.

Education:

Mr. Manager holds a Bachelor of Arts degree in political science from Arizona State University and performed graduate work at the London School of Economics.

Director Qualifications:

As a consultant and former senior officer of other large companies,
Mr. Manager brings significant experience and knowledge to the Board in the areas of risk oversight, crisis management, marketing, finance, accounting and international business operations.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

George A. Schaefer, Jr. Former Chairman and Chief Executive Officer of Fifth Third Bancorp Director since 2003 Committees: • Chair, Audit • Finance Age: 65

Professional Experience:

Mr. Schaefer served as Chairman of the Board of Directors of Fifth Third Bancorp headquartered in Cincinnati, Ohio until June 2008. Prior to this position, he held several executive positions with Fifth Third, including Chief Executive Officer, President and Chief Operating Officer.

Education:

Mr. Schaefer holds a Bachelor of Science degree from the U.S. Military Academy at West Point and a Masters in Business Administration from Xavier University.

Public Company Boards:

Mr. Schaefer is a Director of Wellpoint Inc. where he chairs the Audit Committee.

Non-Profit Boards:

Mr. Schaefer is a member of the Board of Trustees of the University of Cincinnati Foundation, a Trustee for the University of Cincinnati Medical School Advisory Board and a Director of U.C. Physicians.

Director Qualifications:

As a former Chief Executive Officer of a leading financial institution, Mr. Schaefer brings significant experience and knowledge to the Board in the areas of finance, accounting, business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

John F. Turner

Former Assistant Secretary of State for the U.S. Department of State’s Bureau of Oceans and International and Scientific Affairs

Director since 2006

Committees:

•  Chair, Governance and Nominating

•  Environmental, Health and Safety

Age: 68

Professional Experience:

Mr. Turner served as Assistant Secretary of State for the U.S. Department of State’s Bureau of Oceans and International and Scientific Affairs in Washington, D.C., from November 2001 until July 2005. Prior to serving at the Department of State, he was President and Chief Executive Officer of The Conservation Fund, a non-profit organization dedicated to conserving America’s natural and historic heritage. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He is also a managing partner in The Triangle X Ranch in Wyoming.

Education:

Mr. Turner holds a Bachelor of Arts degree in biology from the University of Notre Dame and a Master of Science degree in wildlife ecology from the University of Michigan.

Public Company Boards:

Mr. Turner is a Director of Peabody Energy Company, where he serves on the Compensation and Nominating and Corporate Governance Committees; International Paper Company, where he chairs the Public Policy and Environment Committees and serves on the Governance Committee; and American Electric Power Company, Inc., where he is a member of the Audit and Nuclear Oversight Committees.

Non-Profit Boards:

Mr. Turner is Chairman of the Ruckelshaus Institute of Environmental Natural Resources at the University of Wyoming and Senior Associate of The Conservation Fund.

Director Qualifications:

As a former senior governmental official, Mr. Turner brings significant experience and knowledge to the Board in the areas of environmental protection and regulatory compliance, risk oversight and corporate governance. He also brings significant experience gained from his public service and his service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

Class III Directors (Term expiring in 2013)

Mark C. Rohr Chairman of the Board and Chief Executive Officer of Albemarle Corporation Director since 2008 Committees: • Audit • Environmental, Health and Safety Age: 59

Professional Experience:

Mr. Rohr is Chairman of the Board and Chief Executive Officer of Albemarle Corporation. Prior to this position, he held several executive positions with Albemarle, including President and Chief Operating Officer. Before joining Albemarle, he served with Occidental Chemical Corp. as Senior Vice President—Specialty Chemicals.

Education:

Mr. Rohr holds Bachelor of Science degrees in chemistry and chemical engineering from Mississippi State University.

Public Company Boards:

Mr. Rohr is Presiding Director of Celanese Corp., where he is Chairman of the Nominating and Corporate Governance Committee and a member of the Environmental, Health and Safety Committee.

Non-Profit Boards:

Mr. Rohr serves on the Executive Committee of the American Chemistry Council and the Advisory Board of Mississippi State University College of Arts and Sciences.

Director Qualifications:

As a current Chief Executive Officer of a leading chemical company, Mr. Rohr brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

Theodore M. Solso Chairman of the Board and Chief Executive Officer of Cummins Inc. Director since 1999 Committees: • Chair, Personnel and Compensation • Finance • Governance and Nominating Age: 63

Professional Experience:

Mr. Solso is Chairman of the Board and Chief Executive Officer of Cummins Inc. Prior to this position, he held several executive positions with Cummins, including President and Chief Operating Officer.

Education:

Mr. Solso holds a Bachelor of Arts degree in psychology from DePauw University and a Masters in Business Administration from the Harvard Business School.

Public Company Boards:

Mr. Solso is a Director of Ball Corporation, where he is a member of the Audit and Human Resources Committees.

During the past five years, Mr. Solso also served on the board of directors of Irwin Financial Corporation.

Non-Profit Boards:

Mr. Solso serves as Chairman of the Cummins Foundation, Principal on the American Energy Innovation Council and Director of the American Transportation Research Institute. Mr. Solso is U.S. Chairman of the U.S.-Brazil CEO Forum and is a member of the The Business Roundtable and the Indiana Academy. He serves on the Board of the Initiative for Global Development, Earth University and the Earth University Foundation.

Director Qualifications:

As a current Chief Executive Officer of a leading global manufacturing company, Mr. Solso brings significant management experience and knowledge to the Board in the areas of manufacturing, finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2011 Annual Meeting (continued)

Michael J. Ward Chairman of the Board and Chief Executive Officer of CSX Corporation Director since 2001 Committees: • Chair, Finance • Personnel and Compensation Age: 60

Professional Experience:

Mr. Ward is Chairman of the Board and Chief Executive Officer of CSX Corporation. Prior to this position, he was President of CSX Transportation, the corporation’s rail unit.

Education:

Mr. Ward holds a Bachelor of Arts degree from the University of Maryland and a Masters in Business Administration from the Harvard Business School.

Non-Profit Boards:

Mr. Ward is a Director of the American Coalition for Clean Coal Electricity, City Year and Take Stock in Children. His other business affiliations include The Florida Council of 100, The Business Roundtable and the HSC Foundation.

Director Qualifications:

As a current Chief Executive Officer of a major transportation company, Mr. Ward brings significant experience and knowledge to the Board in the areas of finance, accounting, business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of another public company.

COMPENSATION OF DIRECTORS

Director Compensation Table

The following table is a summary of compensation information for the fiscal year ended September 30, 2010 for Ashland’s non-employee directors. Compensation paid to Mr. O’Brien, Chairman of the Board and Chief Executive Officer, is disclosed in the Summary Compensation Table to this proxy statement and is not included in this table.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Roger W. Hale	95,000	100,000	0	0	0	0	195,000

Dr. Bernadine P. Healy*	97,500	100,000	0	0	0	0	197,500

Kathleen Ligocki	105,000	100,000	0	0	0	0	205,000

Vada O. Manager	76,875	118,125	0	0	0	0	195,000

Barry W. Perry	103,333	100,000	0	0	0	0	203,333

Mark C. Rohr	97,500	100,000	0	0	0	0	197,500

George A. Schaefer, Jr.	105,000	100,000	0	0	0	0	205,000

Theodore M. Solso	104,167	100,000	0	0	0	0	204,167

John F. Turner	95,000	100,000	0	0	0	0	195,000

Michael J. Ward	97,500	100,000	0	0	0	0	197,500

*	Dr. Healy will retire from Ashland’s Board of Directors on January 27, 2011.

(1)	For fiscal 2010, Ms. Ligocki and Messrs. Perry, Solso and Ward deferred all of their fees into the Directors’ Deferral Plan and Mr. Manager deferred $18,125 of his fees into the Directors’ Deferral Plan.

(2)	The values in this column (c) represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2010 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards are recorded as liabilities under generally accepted account principles and do not require assumptions in computing their grant date fair value. Each non-employee director received a grant of 2,385 restricted stock units of Ashland Common Stock in the Directors’ Deferral Plan on January 28, 2010. The grant price was the same as the closing price of $41.92 per share of Ashland Common Stock on the NYSE on such date. For Mr. Manager, column (c) also includes $18,125 of his fees paid in Ashland Common Stock.

As of September 30, 2010, the following table identifies the aggregate amount of outstanding stock and option awards granted to each current non-employee director.

Name	Shares of Restricted Ashland Common Stock (#)	Restricted Stock Units of Ashland Common Stock (a) (#)	Outstanding Ashland Stock Options (b) (#)
Roger W. Hale	1,000	18,709	16,474

Dr. Bernadine P. Healy	1,000	18,709	20,036

Kathleen Ligocki	1,000	18,709	12,912

Vada O. Manager	1,000	16,685	0

Barry W. Perry	1,000	18,709	0

Mark C. Rohr	1,000	16,685	0

George A. Schaefer, Jr.	1,000	18,709	16,474

Theodore M. Solso	1,000	18,709	12,912

John F. Turner	1,000	18,709	0

Michael J. Ward	1,000	18,709	12,912

(a)	Includes credit for reinvested dividends allocated since the grant date.

(b)	No stock options have been granted to non-employee directors since January 26, 2006.

Annual Retainer

Ashland’s non-employee director compensation program provides: (a) an annual retainer of $90,000 for each director; (b) an additional annual retainer of $20,000 for the Lead Independent Director; (c) an additional annual retainer of $15,000 for the Chair of the Audit Committee and $7,500 for Audit Committee members; and (d) an additional annual retainer of $7,500 for other Committee Chairs.

Non-employee directors may elect to receive part or all of each retainer in cash or as shares of Ashland Common Stock. They may also elect to have a portion or all retainers deferred and paid through the Directors’ Deferral Plan. The directors who make an election to defer retainers may have the deferred amounts held as stock units (share equivalents) in the hypothetical Ashland Common Stock fund or invested under the other available investment options under the plan. The payout of the deferred retainers occurs upon termination of service by a director. Directors may elect to have the payout in a single lump sum or in installments, not to exceed 15 years. For deferrals before January 1, 2005, upon a “change in control” of Ashland (as defined in the Directors’ Deferral Plan), amounts in the directors’ deferral accounts will be automatically distributed as a lump sum in cash to the director. For deferrals on and after January 1, 2005, distributions for such deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

Restricted Shares/Units

Upon election to the Board of Directors, each new director received 1,000 restricted shares of Ashland Common Stock. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) a 50% change in the beneficial ownership of Ashland; or (iv) voluntary early retirement to enter governmental service. The G&N Committee has discretion to limit a director’s forfeiture of these shares if he or she leaves the Board of Directors for reasons other than those listed above.

Each non-employee director also receives an annual award of deferred restricted stock units in the Directors’ Deferral Plan with a grant date value of $100,000. The restricted stock units will vest one year after date of grant or upon the date of the next annual shareholder meeting, if earlier. Dividends on restricted stock units are reinvested in additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest. A director may elect before the restricted stock units vest to have his or her vested units paid in shares of Ashland Common Stock or in cash after the director terminates from service.

Stock Ownership Guidelines for Directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and aligns their interests with those of Ashland’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own the lesser of (i) 12,500 shares or units of Ashland Common Stock, or (ii) Ashland Common Stock having a value of at least five times their base annual retainer of $90,000. Each newly elected director has five years from the year elected to reach this ownership level. All of Ashland’s current directors have attained the minimum stock ownership levels based on holdings as of October 29, 2010.

CORPORATE GOVERNANCE

Governance Principles

Ashland is committed to adhering to sound corporate governance practices. The documents described below are published on Ashland’s website (http://investor.ashland.com). These documents are also available for free in print to any shareholder who requests them. Among the corporate governance practices followed by Ashland are the following:

•

Ashland has adopted Corporate Governance Guidelines. These guidelines provide the framework for the Board of Directors’ governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that two-thirds of Ashland’s directors be independent, as defined by Ashland’s Director Independence Standards (the “Standards”).

•

Ashland also requires compliance with its code of business conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K.

•

Each of Ashland’s Board Committees, including the Audit Committee, G&N Committee and Personnel and Compensation Committee (“P&C Committee”), has adopted charters defining their respective purposes and responsibilities.

•	Only independent directors, as defined in the Standards, may serve on the Audit Committee, G&N Committee and P&C Committee of the Board.

•	The Board, and each Committee of the Board, has the authority to engage independent consultants and advisors.

Board Leadership Structure

Ashland combines the roles of Chairman of the Board and Chief Executive Officer, which is balanced through the appointment of a Lead Independent Director. The Board believes that combining the positions of Chairman and Chief Executive Officer provides clarity of leadership and is in the best interests of Ashland and its shareholders at this time. The Board believes that the use of a Lead Independent Director with carefully delineated duties provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-management directors regularly meet alone in executive session at Board meetings.

The Lead Independent Director is an independent director selected annually by the G&N Committee. Mr. Perry is currently the Lead Independent Director. In addition to the duties of all Board members, the Lead Independent Director:

•	coordinates with the Chairman of the Board to determine the appropriate schedule of meetings;

•	places any item he or she determines is appropriate on the Board’s agenda;

•

directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;

•	directs the retention of consultants and advisors to report directly to the Board;

•	coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto;

•

coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive matters; and

•	works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

Board’s Role of Risk Oversight

The Board of Directors has oversight responsibility with respect to Ashland’s risk management processes. This includes working with management to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and reports periodically to the Board and to specific committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board maintains the ultimate oversight responsibility for risk management, each of the various Committees of the Board has been assigned responsibility for risk management oversight of specific areas. In particular, the Audit Committee maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, and internal controls over financial reporting and disclosure controls and procedures. The Finance Committee has oversight responsibility related to Ashland’s key financial risks. The Environmental, Health and Safety Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health and safety and business continuity risks. In addition, in setting compensation, the P&C Committee monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking. Finally, the G&N Committee conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

Director Independence and Certain Relationships

The Board of Directors has adopted the Standards to assist in its determination of director independence. To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, the Board of Directors undertook a review of director independence in November 2010. During this review, the Board considered relationships and transactions between each director, any member of his or her immediate family, and his or her affiliates, and Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board of Directors affirmatively determined that Messrs. Hale, Manager, Perry, Rohr, Schaefer, Solso, Turner and Ward and Dr. Healy and Ms. Ligocki are each independent of Ashland and its affiliates. Mr. O’Brien, Ashland’s Chief Executive Officer, is the only director determined not to be independent of Ashland.

In the normal course of business, Ashland had transactions with other corporations where certain directors are executive officers. None of the transactions were material in amount as to Ashland and none were reportable under the federal securities laws. Ashland’s Board of Directors has concluded that the following relationships between Ashland and the director-affiliated entities are not material pursuant to the Standards and the G&N Committee has determined that the transactions are not “Related Person Transactions,” as defined in the Related Person Transaction Policy:

Mark C. Rohr, a director of Ashland, is Chairman of the Board and Chief Executive Officer of Albemarle Corporation (“Albemarle”). During fiscal 2010, Ashland paid Albemarle approximately $3.5 million and Albemarle paid Ashland approximately $1.8 million for certain products and/or services.

Theodore M. Solso, a director of Ashland, is Chairman of the Board and Chief Executive Officer of Cummins Inc. (“Cummins”). During fiscal 2010, Ashland paid Cummins approximately $0.5 million for certain products and services, and Cummins paid Ashland approximately $28.7 million for goods and services. The monies paid to Ashland by Cummins were primarily paid for the initial fill of engines with oil and lubricants, as well as for lubricants supplied to Cummins and its distributors. Additionally, Valvoline, a division of Ashland, and Cummins are partners in joint ventures in Argentina, Brazil, China and India. The joint ventures market lubricants for servicing heavy duty engines and equipment.

Michael J. Ward, a director of Ashland, is Chairman of the Board and Chief Executive Officer of CSX Corporation (“CSX”). During fiscal 2010, Ashland paid CSX and its subsidiaries approximately $6.1 million for transportation services, and CSX paid Ashland approximately $125,000 for certain products and/or services.

Related Person Transaction Policy

Federal securities laws require Ashland to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which Ashland was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to the Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interest, are also subject to review under the Policy.

Under the Policy, Ashland’s directors and executive officers are required to annually identify potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction to determine if it is a transaction with a related person. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a related person transaction. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chairman of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Certain transactions have been determined by the Board of Directors to NOT be related person transactions, and therefore fall outside the scope of the Policy, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	compensation to a director or executive officer which is or/will be disclosed in Ashland’s proxy statement;

•	compensation to an executive officer which is approved by the P&C Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer;”

•

a transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	a transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	a transaction in which the related person’s interest arises solely from the ownership of Ashland stock and all shareholders receive the same benefit on a pro rata basis.

Communication with Directors

The Board of Directors has established a process by which shareholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the General Counsel of Ashland, 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391. Communications directed to the Lead Independent Director will be reviewed by the General Counsel and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. All of Ashland’s then current directors were present at the Annual Meeting held on January 28, 2010.

Executive Sessions of Directors

The non-employee directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and P&C Committees of the Board meet in executive session during every Committee meeting. Other Board Committees meet in executive session at the discretion of the Committee members.

Shareholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and shareholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Corporate Secretary of Ashland at 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391. Such suggestions must be received no later than September 1, 2011, to be considered by the G&N Committee for inclusion as a director nominee for the 2012 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s shareholders. Additionally, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in either the chemical or consumer marketing industries; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy; (5) an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

In order for a shareholder to nominate a director at an Annual Meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that a shareholder provide written notice of intent to nominate a director not later than 90 days prior to the Annual Meeting (if the Annual Meeting is held on the last Thursday in January). For an Annual Meeting held earlier than the last Thursday in January, notice must be given within 10 days of the first public disclosure of the date of the Annual Meeting. Public disclosure may include a public filing with the SEC. The notice must contain the following information:

•	The name and address of the shareholder who intends to make the nomination and the name and address of the person(s) to be nominated;

•

A representation that the shareholder is a shareholder of record of Ashland Common Stock entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy to make the nomination(s) specified in the notice;

•

A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder. The other person(s) must be named in the notice;

•	Information about each nominee that would be required in a proxy statement, according to the rules of the SEC, had the nominee been proposed by the Board of Directors;

•	The consent of each nominee to serve as a director if so elected; and

•	A representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the shareholder fails to comply with the representations set forth in the notice.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has five committees: Audit Committee; Environmental, Health and Safety Committee; Finance Committee; G&N Committee; and P&C Committee. All Committees are composed entirely of independent directors. During fiscal 2010, six meetings of the Board were held. Each current director attended at least 75% of the total meetings of the Board and the Committees on which he or she served. Overall attendance at Board and Committee meetings was 96.5%. The following table describes the members of each of the Committees, its primary responsibilities and the number of meetings held during fiscal 2010.

Meetings and Current Members	Summary of Responsibilities

AUDIT COMMITTEE

Meetings in fiscal 2010: 6

The Committee also met quarterly to discuss and review Ashland’s quarterly financial performance, associated news releases and Form 10-Q filings.

Members:

George A. Schaefer, Jr. (Chair)

Bernadine P. Healy*

Kathleen Ligocki

Vada O. Manager

Mark C. Rohr

*  Will retire January 27, 2011.

•   Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports

•   Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting)

•   Oversees performance of Ashland’s internal audit function and independent auditors, who report directly to this Committee

•   Evaluates the independence and performance of the independent auditors

•   Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors

•   Reviews the effectiveness of Ashland’s legal and regulatory compliance programs

•   Discusses the overall scope and plans for audits with both internal and independent auditors

•   Reviews and investigates any matters pertaining to the integrity of management

•   Establishes and maintains procedures for handling complaints regarding accounting and auditing matters

•   Reviews Ashland’s risk management policies and assessment processes

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE Meetings in fiscal 2010: 7 Members: Kathleen Ligocki (Chair) Bernadine P. Healy* Barry W. Perry Mark C. Rohr John F. Turner * Will retire January 27, 2011.

•   Oversees and reviews Ashland’s environmental, health and safety policies, programs, practices, competitors’ activities and industry best practices

•   Oversees and reviews environmental, health and safety regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts

•   Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health and safety and business continuity risks

•   Reports to the Board concerning implementation of environmental, health and safety policies and assists the Board in assuring Ashland’s compliance with policies

Meetings and Current Members	Summary of Responsibilities
FINANCE COMMITTEE Meetings in fiscal 2010: 5 Members: Michael J. Ward (Chair) Roger W. Hale Vada O. Manager George A. Schaefer, Jr. Theodore M. Solso

•   Reviews Ashland’s current and contemplated funding requirements

•   Oversees significant financial issues such as capital structure, dividend action, offerings of debt or equity securities and major borrowings

•   Reviews financial post-audits of major investments

•   Oversees funding and investment policy related to employee benefit plans

•   Monitors and reviews Ashland’s use of derivatives

•   Monitors and reviews Ashland’s key financial risks

GOVERNANCE AND NOMINATING COMMITTEE Meetings in fiscal 2010: 4 Members: John F. Turner (Chair) Roger W. Hale Bernadine P. Healy* Barry W. Perry Theodore M. Solso * Will retire January 27, 2011.

•   Recommends nominees for the Board of Directors and its Committees

•   Reviews suggested potential candidates for the Board

•   Recommends desirable size and composition of the Board and its Committees

•   Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation

•   Reviews corporate governance guidelines, corporate charters and proposed amendments to the articles and by-laws of Ashland

•   Reviews transactions pursuant to the Related Person Transaction Policy

•   Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles

•   Oversees the evaluation of the Board

•   Reviews the process for succession planning for the executive management of Ashland

•   Reviews all Committee charters

•   Reviews and makes recommendations to address shareholder proposals

Meetings and Current Members	Summary of Responsibilities
PERSONNEL AND COMPENSATION COMMITTEE Meetings in fiscal 2010: 5 Members: Theodore M. Solso (Chair) Kathleen Ligocki Vada O. Manager Barry W. Perry Michael J. Ward

•   Ensures Ashland’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests, and emphasize pay for performance linkage

•   Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer

•   Evaluates and approves compensation and sets performance criteria for compensation programs for all key senior executives and elected officers

•   Oversees the execution of senior management succession plans, including HR-related business continuity plans

•   Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change-in-control agreements, and/or any other special or supplemental benefits covering any current or former executive officer

•   Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans

•   Oversees the implementation and administration of Ashland’s compensation plans

•   Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking

•   Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compliance programs to preserve tax deductibility

•   Oversees the preparation of the annual report on executive compensation

Personnel and Compensation Committee Interlocks and Insider Participation

The members of the P&C Committee for fiscal 2010 were Theodore M. Solso (Chair), Kathleen Ligocki, Vada O. Manager, Barry W. Perry and Michael J. Ward. There were no impermissible interlocks or inside directors on the P&C Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the overall executive compensation policies and practices at Ashland and specifically analyzes the total compensation for the following named executive officers:

•	James J. O’Brien, Chairman and Chief Executive Officer;

•	Lamar M. Chambers, Senior Vice President and Chief Financial Officer;

•	Samuel J. Mitchell, Vice President, President of Ashland Consumer Markets (Valvoline);

•	David L. Hausrath, Senior Vice President and General Counsel; and

•	John E. Panichella, Vice President, President of Ashland Aqualon Functional Ingredients.

Executive Summary

Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of the following types of compensation: base pay, annual incentive compensation awards, and long-term incentive compensation awards which are comprised primarily of stock appreciation rights (“SARs”) and Long-Term Incentive Plan Awards (“LTIPs”).

Growth of Specialty Chemicals Business and Fiscal 2010 Accomplishments

During the past several years, Ashland has been focused on the objective of creating a dynamic, global specialty chemicals company. In that process, Ashland has divested certain non-core businesses, redesigned business models, and acquired businesses in growth markets like specialty additives, functional ingredients, water and adhesives to enhance Ashland’s specialty chemicals offerings. Ashland’s acquisition of Hercules Incorporated (“Hercules”) in November 2008 propelled the combined company to a global leadership position with expanded capabilities and promising growth potential in specialty additives and functional ingredients, paper and water technologies, and specialty resins.

Since the acquisition of Hercules, Ashland has moved quickly over the past two years to reconstruct its business on a cost-effective and strong cash generating base that the Company believes is highly leverageable to an economic recovery. In this regard, fiscal 2010 accomplishments include, among other things:

•	Completing the Hercules integration;

•	Generating in excess of $425 million of annualized savings since April 2008 by resizing Ashland’s cost structure;

•	Signing a global joint venture agreement with Süd-Chemie to combine our foundry businesses;

•	Producing free cash flow of $276 million;

•	Reducing net debt by more than $400 million;

•	Doubling the Company’s dividend to an annual rate of 60 cents per share; and

•	Strengthening the balance sheet and increasing liquidity to fund Ashland’s growth strategy.

Key Executive Compensation Objectives

Ashland aligns executive compensation and shareholder value by seeking to achieve annual and long-term performance goals. Indicative of this alignment is the mix of at-risk compensation (annual incentive, SARs and LTIP) for the Chief Executive Officer and the other named executive officers. For the Chief Executive Officer, the target of Total Direct Compensation (as defined on page 38) that is at risk is 84%. Specifically, the Chief Executive Officer’s target Total Direct Compensation is allocated as follows: (i) 64% to long-term incentives (SAR and LTIP awards), (ii) 20% to annual incentives and (iii) 16% to base salary. For the other named executive officers, their target Total Direct Compensation that is at risk is an average of 70%. Specifically, their target Total Direct Compensation is allocated as follows: (i) 44% to long-term incentives, (ii) 26% to annual incentives and (iii) 30% to base salary.

The performance measures for the incentive compensation plans are as follows:

•

Incentive Compensation Plan. The two primary financial performance measures used in determining the incentive compensation payments are Operating Income and Working Capital Efficiency (as each is defined on page 40). These performance measures are company-wide and/or specific to the business segment to which an executive is assigned and are also used in the incentive compensation program and the variable pay program in which all employees participate. These performance measures help ensure that the cash compensation of all employees, including the named executive officers, are aligned with key Company objectives. Safety performance may modify the incentive compensation payment.

•

Long-Term Incentive Plan. The LTIP has two performance measures, Return on Investment (ROI) and Total Shareholder Return (TSR) (as each is defined on page 44). For all executives, including the named executive officers, these performance measures apply at the Ashland level but not at the business segment levels. This ensures the proper alignment between long-term executive compensation and shareholder value.

Ashland also has several governance programs in place to align executive compensation with shareholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, use of tally sheets and a clawback policy.

Key Compensation Decisions for Fiscal 2010

•

Base Pay. After a global salary freeze in fiscal 2009, a general merit increase approach of 2.5% for most employees was utilized for fiscal 2010. Consistent with this general increase and in consultation with Deloitte Consulting LLP (“Deloitte”), the P&C Committee approved a 2.5% merit increase for the Chief Executive Officer and the other named executive officers in April 2010.

•

Incentive Compensation Plan. The fiscal 2010 target incentive opportunities for all named executive officers, including the Chief Executive Officer, remained the same as fiscal 2009. The maximum incentive payout also remained the same at 150% of the incentive opportunity. The P&C Committee established performance targets for two performance measures at the beginning of the fiscal year. Based on Ashland’s performance in fiscal 2010 compared to the performance goals established at the beginning of the fiscal year, the P&C Committee approved incentive compensation payouts at 145.5% of incentive opportunity for Messrs. O’Brien, Chambers and Hausrath. For Messrs. Mitchell and Panichella, the payout was 140.4% and 150.0% of incentive opportunity, respectively.

•

Long-Term Incentive Plan Payment. The LTIP plan for the performance period of fiscal 2007 through fiscal 2009 was approved by the P&C Committee in January. This LTIP performance plan paid out at a weighted score of 26%, with the ROI portion scoring at 52% and the TSR portion scoring at 0%.

•	Long-Term Incentive Grants. The P&C Committee grants SAR and LTIP awards in November of each fiscal year. SARs are valued based on a Black-Scholes methodology, and LTIP awards are valued based on the 20-day average stock price ending on September 30 of the prior fiscal year-end. For the Chief Executive Officer, total long-term incentive grant target values have an allocation of 50% to SARs and 50% to LTIPs. For fiscal 2010, the grant value targets for SARs and LTIPs for the Chief Executive Officer and the other named executive officers remained the same as fiscal 2009.

Principles and Objectives of Ashland’s Executive Compensation Program

Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program is designed to reflect the individual executive’s contribution and the performance of Ashland. The core principles of Ashland’s approach to executive compensation design and evaluation are as follows:

•

Programs should create alignment between the interests of the executives and the shareholders by ensuring that compensation opportunities for executives are linked to building long-term shareholder value through the achievement of the financial and strategic objectives of Ashland.

•	Programs should provide competitive, market-driven compensation to attract and retain executive talent for the long-term.

•

Compensation should generally be targeted between the median and 75th percentile of the market when compared to the compensation of individuals in similar-sized organizations in the chemical industry as well as in the general industry.

•	The concept of opportunity is important. We believe individuals should have the opportunity to do well when Ashland does well and that total compensation should vary in relation to our performance.

•

There should be a balance between fixed and variable compensation, with variable compensation constituting a larger portion of an executive’s total compensation the more senior the executive. The targeted pay mix for an executive should also be aligned with market competitive practices.

•	Programs should promote ownership of Ashland stock to align the interests of management and shareholders.

•	Incentive compensation should not promote excessively risky behavior that could threaten the long-term value of Ashland.

Oversight of Ashland’s Executive Compensation Program

The Personnel & Compensation Committee’s Role

The P&C Committee is composed of independent directors and is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The P&C Committee regularly reviews Ashland’s compensation practices, and when making decisions considers:

•	Ashland’s compensation philosophy;

•	Ashland’s financial and operating performance;

•	Individual performance of executives;

•	Compensation policies and practices for Ashland employees generally; and

•	Practices and executive compensation levels within peer and similarly-sized general industry companies.

The P&C Committee’s primary responsibilities are to:

•	Ensure that the Company’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests, and emphasize the pay for performance linkage;

•

Review, evaluate and approve on an annual basis, the goals and objectives of the Chief Executive Officer. The P&C Committee annually evaluates the Chief Executive Officer’s performance in light of these established goals and objectives; based on these evaluations after an executive session, the P&C Committee sets the Chief Executive Officer’s annual compensation, including base salary, annual incentives and long-term incentives;

•	Review and approve compensation of all key senior executives and elected corporate officers;

•

Approve any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements, and/or any special or supplemental benefits or provisions covering any current or former executive officer of Ashland;

•	Adopt, amend and terminate the benefit plans of the Company, and perform any other design functions in connection with the Company’s employee benefit plans;

•

Oversee the implementation and administration of the compensation plans of the Company, including incentive and equity-based plans, and ensure that these plans are consistent with the Company’s general compensation policies;

•	Monitor and evaluate the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking;

•	Oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility; and

•

Oversee the development and execution of Chief Executive Officer and senior management development and succession plans, including HR-related business continuity plans, and report to the Board periodically on such plans.

The P&C Committee may form and delegate authority to subcommittees with regard to any of the above responsibilities.

In determining and administering the executive compensation programs, the P&C Committee takes into consideration:

•

Recommendations of the Chief Executive Officer and the Vice President, Human Resources and Communications regarding potential changes to named executive officer compensation based on performance, competitiveness, personnel and organizational changes, regulatory issues, strategic initiatives and other matters;

•	Information provided by the Human Resources-Global Total Rewards function at Ashland and its compensation consultant; and

•

Advice of an outside, independent, executive compensation consultant on all aspects of executive compensation, including comparison to the practices and executive compensation levels within peer and general industry companies.

The P&C Committee meets in executive session for a portion of each meeting.

Management’s Role

Management plays an important role in the process of setting compensation for executives, other than the Chief Executive Officer. The Chief Executive Officer (and in certain instances the other members of the Executive Committee, which includes Messrs. Chambers and Hausrath), in consultation with the P&C Committee’s independent executive compensation consultant and the Vice President, Human Resources and Communications, develops compensation recommendations for the P&C Committee’s consideration including:

•	Business performance targets and objectives that are tied to Ashland’s annual and long-term incentive plans;

•	Plan design changes based on competitive analysis of executive pay practices;

•	Individual performance evaluations;

•	Recommendation of base salary and target bonus opportunities;

•	The mix of restricted stock, SARs and LTIP grants;

•	Recommendation of adjustments to the reported financial results for purposes of determining annual incentive payments; and

•	Recommendation of adjustments to awards.

The Chief Executive Officer takes various factors into consideration when making individual compensation recommendations including: the relative importance of the executive’s position within the organization; the individual tenure and experience of the executive; and the executive’s individual performance and contributions to Ashland’s results.

Independent Executive Compensation Consultant’s Role

The P&C Committee directly engages Deloitte to serve as the outside advisor on executive compensation matters and to review Ashland’s executive compensation program. The assessment consists of reviews of:

•	The competitiveness of compensation provided to Ashland’s key executives;

•	Ashland’s peer group for pay and performance comparisons;

•	Ashland’s executive stock ownership guidelines;

•	Ashland’s executive change in control agreements for key executives;

•	Ashland’s incentive compensation programs for risk;

•	The degree of difficulty of the performance targets under the incentive compensation plan; and

•	The alignment of pay to performance by analyzing the targets to actual compensation.

Deloitte’s engagement includes the following on-going work on behalf of the P&C Committee: review of competitive pay practices for outside board members; as needed, reviews of other components of Ashland’s compensation programs including: benefits, perquisites, deferred compensation plans, severance policies and change in control provisions; updates regarding trends in executive and outside board compensation practices; updates regarding changes in regulatory and legislative developments; and reviews of the policies, procedures and charter of the P&C Committee to ensure the P&C Committee is compliant with corporate governance requirements. Deloitte’s aggregate fees for executive and director compensation services in fiscal 2010 were $207,500.

In addition to the compensation services provided by Deloitte to the P&C Committee, Deloitte affiliates provided certain services to Ashland at the request of management consisting of (i) tax services and other tax-related services; (ii) merger and acquisition integration consulting services; and (iii) information technology consulting. Ashland paid $11.3 million to Deloitte for these other services. The P&C Committee believes that, given the nature and scope of these projects, the additional assignments described above did not impair Deloitte’s ability to provide an independent perspective to the P&C Committee’s deliberations about executive compensation.

Factors Considered In Determining Executive Compensation

Competitive Benchmarking

The P&C Committee annually reviews competitive compensation information in order to evaluate if executive pay levels are market competitive and consistent with the Company’s stated compensation philosophy. The competitive compensation information is derived from multiple published survey sources and is based on competitive data for chemical and general industry companies. Competitive pay data has been gathered from the following published survey sources:

•

Towers Perrin “custom data cut” (an analysis based on the following companies in the chemical industry: Air Products and Chemicals, Inc., Cabot Corporation, Chevron Phillips Chemical, Cytec Industries, Inc., Dow Chemical Company, E.I. du Pont de Nemours and Company, Eastman Chemical Company, Ecolab Inc., H.B. Fuller Company, Hexion Specialty Chemicals Inc., Huntsman Corporation, International Specialty Products (ISP), International Flavors & Fragrances Inc., NOVA Chemicals, PPG Industries, Inc., PolyOne Corporation, Praxair Inc., The Scotts Miracle-Gro Company, Terra Industrials Inc., Texas Petrochemicals, and W.R. Grace). These companies represent the chemical companies that are included in Towers Perrin’s database;

•	Watson Wyatt 2009/2010 Top Management Compensation Calculator; and

•	2009 U.S. Mercer Executive Compensation Database.

Competitive compensation information is comprised of both industry-specific and general industry company data because Ashland competes for executive talent among a broad array of companies, both within and outside of the chemical industry. The competitive data is size-adjusted based on statistical regression analysis that is consistent with the Corporate or business segment revenue responsibilities for each executive. The benchmarking scope that is used to develop competitive pay levels for Corporate and Ashland Distribution executives is reduced to account for the pass-through nature of Ashland Distribution’s business. As a result, pay levels for Corporate and Ashland Distribution executives are benchmarked using revenue levels that are less than their actual revenue responsibilities. The P&C Committee’s evaluation of pay levels for these executives is based on the adjusted revenue data.

Relative Performance Comparisons

To align Ashland’s executive compensation program with the interests of shareholders and to reinforce the concept of pay for performance, Ashland uses relative performance as compared to a select peer group (“Performance Peer Group”) for determination of awards under its Long-Term Incentive Program (LTIP) described on page 43 of this analysis. Return on Investment (ROI) and Total Shareholder Return (TSR) performance are the measures compared. These measures are weighted equally. Ashland must achieve median performance relative to the Performance Peer Group for eligible executives to earn a target award under the LTIP. The Performance Peer Group is a sub-set of the S&P Diversified and Specialty Chemical Indices. The Performance Peer Group may be adjusted for each three-year performance period depending on changes in the market capitalization of those companies in the S&P Diversified and Specialty Chemical Indices. Ashland believes that the use of published indices as the basis for developing the Performance Peer Group ensures a sufficient level of objectivity. The Performance Peer Group companies typically have a market capitalization between $0.4 billion and $20 billion. Companies that fall outside of this market capitalization are not selected to be in the Performance Peer Group. The P&C Committee has approved the following companies as the Performance Peer Group for the fiscal 2010-2012 LTIP grant, all of which have a market capitalization between $0.4 billion and $20 billion as of January 2010:

Albemarle Corporation	H.B. Fuller Company	PPG Industries, Inc.
Arch Chemicals, Inc.	International Flavors & Fragrances Inc.	RPM International Inc.
Balchem Corporation	The Lubrizol Corporation	Schulman (A.) Inc.
Cabot Corporation	Mineral Technologies Inc.	Sensient Technologies Corporation
Cytec Industries Inc.	NewMarket Corporation	Sigma-Aldrich Corporation
Eastman Chemical Company	Olin Corporation	Stephan Co.
Ecolab Inc.	OM Group, Inc.	Valspar Corporation
FMC Corp.	PolyOne Corporation	Zep Inc.

The Performance Peer Group has been updated for fiscal 2010 to reflect changes in the S&P Diversified and Specialty Chemicals Indices, which is consistent with Ashland’s prior practice.

Individual Performance Evaluation: Chief Executive Officer

The P&C Committee evaluates the Chief Executive Officer’s performance based on Ashland’s financial performance, the accomplishment of Ashland’s long-term strategic objectives, and the accomplishment of annual objectives. The P&C Committee then reviews its determination with the other independent members of the Board. The Chief Executive Officer reviews the status of performance against objectives with the Board at mid-year and again after the end of the fiscal year. The Chief Executive Officer’s individual performance against objectives is used for compensation purposes by the P&C Committee primarily in consideration of a merit adjusted, base salary increase. The annual incentive award is determined by predetermined goals.

Individual performance goals for the Chief Executive Officer for fiscal 2010 included the following:

•	Creating a zero incident culture for top quartile safety performance;

•	Achieving operating plan and working capital targets;

•	Competing to win new business; and

•	Creating a unified Ashland.

For fiscal 2010, employees eligible for incentive compensation participate in an individual performance pool designed to recognize outstanding individual performance. Mr. O’Brien is not eligible to participate in the individual performance pool component of the incentive compensation plan. As a result, the determination of

Mr.  O’Brien’s 2010 annual incentive payment was based entirely on predetermined financial measures. The annual incentive compensation plan is explained in further detail on page 40 of this analysis.

Individual Performance Evaluations: Named Executive Officers other than the Chief Executive Officer

At the beginning of each fiscal year each named executive officer (excluding the Chief Executive Officer) and certain other officers jointly set their annual, individual performance objectives with the Chief Executive Officer. Performance against objectives is reviewed throughout the year on a quarterly basis. At the end of the fiscal year, the Chief Executive Officer conducts a final review with each of his direct reports, including each named executive officer, and rates their performance using a scale of “Greatly Exceeds Expectations” to “Does Not Meet Expectations.” The Chief Executive Officer then submits to the P&C Committee a performance assessment and compensation recommendation for each of the named executive officers as well as for most other executive officers. The performance evaluations are based on factors such as achievement of Company and individual objectives and contributions to the financial performance of Ashland. Individual performance of the named executive officers is used by the Chief Executive Officer and P&C Committee in consideration of individual merit base salary increases. In addition, individual performance is used in consideration of awards under the individual performance pool of the incentive compensation plan.

Individual performance goals include the achievement of sales, operating income and working capital efficiency objectives compared to targeted goals. They also include specific goals related to: cost reduction, planned expansion into designated markets and geographical areas, organizational effectiveness, operational excellence, process improvement and safety.

Tally Sheets

In January 2010, the P&C Committee reviewed the Compensation Tally Sheet for Mr. O’Brien. The P&C Committee primarily uses the tally sheet information as an overview of the Chief Executive Officer’s total compensation including the value of benefits and perquisites paid, the value of equity holdings at the end of the fiscal year, an inventory of stock options and SARs, restricted shares and performance units, and as an analysis of the realized value of equity awards earned, vested or exercised in the past two fiscal years. In addition, the P&C Committee reviews a summary of severance benefits that would be paid upon termination of Mr. O’Brien’s employment under various scenarios to determine the appropriateness of such benefits. The scenarios included in the review are: termination without cause or for good reason after a change in control; termination by Ashland without cause in the absence of a change of control and voluntary termination. The tally sheet analysis provides the P&C Committee a comprehensive overview of the primary executive compensation components and serves as background information for future compensation decisions. Based on the review of the tally sheets conducted in January 2010, the P&C Committee concluded that Ashland’s executive compensation program was working as intended and that no significant changes were needed.

Elements of Ashland’s Executive Compensation Program

The executive compensation program consists of the following elements of pay:

Annual Cash Compensation

•	Base Salary

•	Annual Incentive Compensation

Long-Term Incentives

•	Long-Term Incentive Program (“LTIP”)—Performance Units

•	Stock Appreciation Rights (“SARs”)

•	Restricted Shares

Retirement Benefits

Health and Welfare Benefits

Executive Perquisites

Severance Pay Plan

Change in Control Agreements

Pay Mix

Base salary represents 16% of the Chief Executive Officer’s target compensation and approximately 30% of other named executive officers’ target compensation. In fact, on average, at least 70 percent of annual compensation for Ashland’s named executive officers varies each year based primarily upon Ashland’s financial performance because this portion of compensation is at risk. The following charts show the fiscal 2010 Total Direct Compensation* mix (based on targeted compensation).

*	Total Direct Compensation represents the sum of base salary + target annual incentive + target long-term incentive. The base salary is the only fixed compensation component. At-risk compensation is equal to the sum of target annual incentive + target long-term incentive.

Base salaries are generally targeted at the market median; annual incentive targets are set at the competitive 75th percentile; and long-term incentive opportunities are generally positioned between the median and 75th percentile. The higher target opportunity for annual incentive drives financial performance and provides Ashland the ability to attract and retain executive talent during a period in which the Company is undergoing a strategic transformation.

Annual Cash Compensation

Annual cash compensation consists of market-competitive base salary and annual incentive compensation.

Base Salary

Base salaries are the foundation for the compensation programs provided to named executive officers, as annual incentive payments, long-term incentive grants, and most employee benefits are linked to base salary. Base salary is designed to compensate executives for services rendered during the fiscal year and for their sustained performance. Base salaries are targeted at the 50th percentile of salaries for individuals having similar jobs in similarly-sized companies in the specialty chemical and general industries. Competitive salary ranges are established for executive positions (including each named executive officer) with the midpoint of the salary range representing the approximate median level of base pay in the competitive market for each position.

Ashland believes that base salary is within the range of competitive practice if it is 20% above or below the desired target. All named executive officers fall within this range. The executive compensation review conducted by Deloitte in January 2010 showed that the average base salary of Ashland’s executive officers, as a group, was approximately 3.0% below the 50th percentile.

Base salary increases are a reflection of individual performance and of an individual’s pay relative to the salary range midpoint for his or her position. The merit increase process (merit guideline) that is used for most employees, including the named executive officers, provides for greater increases to the highest-performing employees, up to a maximum of 120% of the salary range midpoint. The merit guideline also provides for greater increases to employees who are below their salary range midpoint and are meeting acceptable performance levels.

In years when a merit increase budget is established, the Chief Executive Officer uses the merit guideline as the basis for his salary increase recommendations for named executive officers (excluding himself) and other corporate officers. The Chief Executive Officer has the discretion to adjust merit increase recommendations from the guideline suggested amount based upon such factors as internal equity and individual performance. The P&C Committee reviews the market data provided by Deloitte and the individual performance evaluations and merit increase recommendations submitted by the Chief Executive Officer to approve salary increases for the named executive officers and other corporate officers.

The same merit guidelines are used by the P&C Committee when evaluating the merit increase for the Chief Executive Officer. After reviewing the merit guideline, the competitive market data and the Chief Executive Officer’s individual performance relative to pre-established objectives (including a review of the Chief Executive Officer’s self assessment), the P&C Committee, in executive session without management present, develops a recommended salary increase for the Chief Executive Officer. Final compensation actions for the Chief Executive Officer are approved by the independent Board members.

After a global salary freeze in fiscal 2009, the merit increase budget was 2.5% for fiscal 2010. This budget, however, did not provide for sufficient differentiation of performance in the merit guidelines. Therefore, a general merit increase of 2.5% was implemented provided that the employee’s performance was at least “meets expectations”. In connection with the general merit increase, the Chief Executive Officer and all of the named executive officers’ base salaries were increased by 2.5% in April 2010.

In addition, based on a review of competitive data, the P&C Committee in consultation with Deloitte approved a 26% base pay increase for Mr. Chambers in November 2009. Mr. Chambers was promoted to Chief Financial Officer in June 2008. His base pay was not increased to fully competitive levels for his position. This base pay increase positions Mr. Chambers’ pay at 10% below the market median.

Annual Incentive Compensation

The annual cash incentive is designed to compensate executives for the achievement of annual, primarily short-term performance goals. The named executive officers and approximately 240 additional senior employees participated in the fiscal 2010 incentive compensation plan. The plan provides an opportunity for each participant to earn a targeted percentage of base salary based on achievement of company-wide or business unit performance targets. The target annual incentive opportunity is higher for the Chief Executive Officer relative to the other named executive officers based upon market competitive data. The table below reflects the targeted annual incentive opportunity:

Executive	Annual Incentive Target as a Percentage of Base Salary	Target 2010 Annual Incentive
Mr. O’Brien	120%	$1,370,844
Mr. Chambers	90%	$438,192
Mr. Mitchell	90%	$313,191
Mr. Hausrath	90%	$422,973
Mr. Panichella	75%	$276,750

In November 2009, the P&C Committee reviewed and approved measures and target performance levels for the fiscal 2010 incentive compensation. The approved performance measures were Operating Income and Working Capital Efficiency. The Operating Income measurement is an indication of the profitability of Ashland and each business unit. Operating Income may be adjusted for key items. The Working Capital Efficiency measurement focused on three key cash flow drivers, which were accounts receivable, inventory and accounts payable, and was measured on a percentage of sales. This measurement was chosen because Working Capital Efficiency, like Operating Income, was viewed as a critical measure of Ashland’s value given the economic downturn and tightening credit markets. The P&C Committee believes the use of both of these measures helps balance management decision-making on both profit growth and working capital management. The P&C Committee also believes that these objectives represent measures that are important to our shareholders. The weighting and business unit focus of the measures for each named executive officer is as follows:

Messrs. O’Brien, Chambers and Hausrath	80% weight on Ashland’s “Operating Income”* performance
20% weight on Ashland’s “Working Capital Efficiency”** performance

Mr. Mitchell	20% weight on Ashland’s Operating Income performance
60% weight on Ashland Consumer Markets’ Operating Income performance
20% weight on Ashland Consumer Markets’ Working Capital Efficiency performance

Mr. Panichella	20% weight on Ashland’s Operating Income performance
60% weight on Ashland Aqualon Functional Ingredients’ Operating Income performance
20% weight on Ashland Aqualon Functional Ingredients’ Working Capital Efficiency performance

*	“Operating Income” is generally net operating income under generally accepted accounting principles adjusted for certain key items.

**	“Working Capital Efficiency” is defined as (accounts receivable + inventory – accounts payable)/sales measured on a thirteen month average basis.

For each of the measures previously listed, the P&C Committee established a minimum (hurdle), target and maximum performance level. The target annual incentive opportunity for each of the named executive officers is positioned at approximately the 75th percentile in order to drive financial performance and to attract and retain executive talent during a period in which the Company is undergoing a strategic transformation. To validate that the performance targets are sufficiently difficult, and to assess the rigors of the goals under the annual incentive plan, the P&C Committee compared Ashland’s 2010 performance targets to the actual fiscal 2009 results, the fiscal 2010 budget and the fiscal 2010 forecasts. Based on this review, the P&C Committee confirmed that Ashland’s targeted level of performance required high levels of performance in order to achieve target-level incentive award payouts.

Consistent with past practice and based on a core set of principles and adjustment criteria established at the beginning of the performance period, the P&C Committee adjusted the results on which fiscal 2010 incentives were determined to account for the effect of restructuring severance costs and other special items. These adjustments are consistent with established policy. The adjustments were intended to ensure that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. Adjustments are reviewed thoroughly as soon as practical after they are identified.

Operating Income Performance and Incentive Compensation Scores

FY2010—Adjusted Actual

($, Thousands)

On an adjusted basis, actual Operating Income performance for fiscal 2010 relative to target was as follows:

Operating Unit	Hurdle (20% Payout)	Target (100% Payout)	Maximum (150% Payout)	2010 Adjusted Operating Income	Operating Income Component Percent of Target Award Earned
Functional Ingredients	$80,351	$101,198	$126,700	$113,122	123.4%
Water Technologies	$70,031	$86,995	$109,962	$113,636	150.0%
Performance Materials	$23,988	$49,974	$74,961	$40,363	80.7%
Consumer Markets	$147,000	$210,000	$250,000	$261,512	150.0%
Distribution	$51,018	$72,675	$90,044	$61,055	60.9%
Ashland Inc.	$370,696	$509,198	$624,786	$582,958	131.9%

On an adjusted basis, actual Working Capital Efficiency performance for fiscal 2010 relative to target was as follows:

Working Capital Efficiency (“WCE”) Performance and Incentive Compensation Scores

FY2010—Adjusted Actual

Operating Unit	Hurdle (20% Payout)	Target (100% Payout)	Maximum (150% Payout)	2010 Adjusted WCE	WCE Component Percent of Target Award Earned
Functional Ingredients	29.71%	28.57%	27.72%	24.33%	150.0%
Water Technologies	14.75%	14.18%	13.75%	14.05%	115.2%
Performance Materials	9.79%	9.41%	9.13%	5.94%	150.0%
Consumer Markets	15.44%	14.85%	14.41%	13.26%	150.0%
Distribution	12.66%	12.17%	11.80%	11.24%	150.0%
Ashland Inc.	15.45%	14.86%	14.42%	12.86%	150.0%

For fiscal 2010, a “safety modifier” was added to reflect the importance of safety matters within Ashland. The safety modifier either added or deducted up to 10 percentage points based on a combination of the Operating Unit’s Total Reportable Rate (“TRR”) and safety activity based performance by the executive. The safety modifier may not increase the incentive paid above 150% of target. The safety modifier adjusted the incentive compensation earned as follows:

Named Executive Officer	Positive 10 Percentage Points added if TRR was less than	No adjustment if TRR is between	Negative 10 Percentage Points added if TRR was more than	TRR Achieved	Safety Modifier Earned
Mr. O’Brien	0.91	0.92 to 1.28	1.29	0.80	+10 pts
Mr. Chambers	0.91	0.92 to 1.28	1.29	0.80	+10 pts
Mr. Mitchell	2.70	2.71 to 3.61	3.62	3.09	(0) no modifier
Mr. Hausrath	0.91	0.92 to 1.28	1.29	0.80	+10 pts
Mr. Panichella	0.94	0.95 to 1.26	1.27	0.50	+10 pts

Based on these results, the annual incentives earned for fiscal 2010 performance were as follows:

Named Executive Officer	Annual Incentive Target as a Percentage of Base Salary	Target 2010 Annual Incentive	Percent of Target Annual Incentive Earned	Actual 2010 Annual Incentive Paid
Mr. O’Brien	120%	$1,370,844	145.5%	$1,994,853
Mr. Chambers	90%	$438,192	145.5%	$637,656
Mr. Mitchell	90%	$313,191	150.0%	$458,499
Mr. Hausrath	90%	$422,973	145.5%	$615,511
Mr. Panichella*	75%	$276,750	140.4%	$388,613

*	In addition, Mr. Panichella received a retention bonus of $120,000. This retention bonus was a component of the employment agreement entered into with Ashland in November 2008 in connection with the Hercules acquisition.

The actual payout levels for the annual incentive compensation plan vary from year to year as represented in the chart below that reflects the Ashland Inc. weighted scores for the last five (5) years:

Incentive Compensation (Fiscal Year)	Weighted Score as a % of Target (100% Payout)
2010	135.5%
2009	93.8%
2008	33.3%
2007	68.9%
2006	85.1%

Long-Term Incentive Compensation

Ashland’s long-term incentive compensation is designed to reward key employees for achieving and exceeding long-term goals and driving shareholder return. It is also designed to foster stock ownership among executives. The performance measures used in Ashland’s long-term plan are different than those used in the annual incentive program. This is an intentional design element. The P&C Committee believes that shareholders interests are best served by balancing the focus of executives’ decisions between short-term and longer-term measures. Long-term incentive compensation is comprised primarily of two elements: SARs and LTIPs. Restricted stock is also a component of long-term compensation, but it is granted on a very selective basis rather than annually.

An overall long-term incentive target opportunity is established based on competitive data, current base salaries and pay band or position. The long-term incentive targets for each of the named executive officers are generally positioned between the median and 75th percentiles of competitive practice. The target long-term incentive opportunity is expressed as a percentage of base salary or midpoint of the assigned pay band. Mr. O’Brien’s total long-term incentive target relative to that of the other named executive officers is a reflection of the competitive market data for similarly situated executives. The total long-term incentive target guidelines for Ashland’s named executive officers for fiscal 2010 are as follows:

Named Executive Officer	Total Long-Term Incentive Target as a % of Salary
Mr. O’Brien	400%
Messrs. Chambers and Hausrath	175%
Messrs. Mitchell and Panichella	135%

The total long-term incentive award opportunity is granted through a combination of SARs and LTIPs. The P&C Committee has the discretion to vary grant levels upward or downward based upon internal equity comparisons and individual performance. The target for Mr. Chambers was adjusted upward to 216% of his base pay as of September 30, 2009. His base pay at that time was below market competitive levels for a Chief Financial Officer. The target for Mr. Mitchell was adjusted upward to 143% to maintain internal equity with his peers.

Annual SAR and LTIP grants are typically made concurrent with the date of the P&C Committee meeting in November. Ashland’s process for establishing the grant date well in advance provides assurance that grant timing is not being manipulated for employee gain.

Long-Term Incentive Program (“LTIP”)—Performance Units

The LTIP for certain key employees is a long-term incentive tied to Ashland’s overall financial and total shareholder return performance relative to the financial and total shareholder return performance of the Performance Peer Group. It is designed to encourage and reward executives for achieving long-term financial performance that meets or exceeds the relative financial performance of peers. The P&C Committee and management believe that the focus on relative performance encourages management to make decisions that create shareholder value.

Awards under the LTIP are granted annually, with each award covering a three-year performance cycle. The number of LTIPs awarded is based on a targeted percentage of the employee’s base salary or midpoint of the assigned pay band and valued by the average of the closing prices of Ashland Common Stock for the last twenty business days of the prior fiscal year. Awards under the LTIP are not adjusted for, nor entitled to receive, cash dividends during the performance period.

The following calculation showing how Mr. O’Brien’s target fiscal 2010–2012 LTIP grant was determined is illustrative of the overall grant determination process:

Mr. O’Brien’s base salary as of October 1, 2009:		$1,114,500
x	LTIP target as a percent of salary:	200%

=	Target fiscal 2010–2012 LTIP value:	$2,229,000

Target fiscal 2010–2012 grant: $2,229,000/$41.19* = 54,115 performance units

*	average of closing prices of Ashland Common Stock for the twenty business days ended September 30, 2009. The twenty business day average is used to reduce stock volatility and better represents the Company’s stock price.

Actual grants under the fiscal 2010–2012 LTIP for Ashland named executive officers were as follows:

Named Executive Officer	LTIP Target as a % of Salary	Number of LTIP Units Granted
Mr. O’Brien	200%	54,200
Mr. Chambers	80%	7,300
Mr. Mitchell	53%	4,400
Mr. Hausrath	80%	9,000
Mr. Panichella	50%	4,400

In November 2009, the P&C Committee reviewed and approved measures and target performance levels for the fiscal 2010–2012 LTIP. The performance period for this LTIP began on October 1, 2009 and ends on September 30, 2012. For all participants, including the named executive officers, the performance measures are Ashland’s return on investment (ROI) and Ashland’s total shareholder return (TSR) performance as compared to the Performance Peer Group over the three-year cycle. In choosing these measures, the P&C Committee considered the performance measures used in the other components of Ashland’s executive compensation programs. ROI and TSR are believed to represent an appropriate balance to the shorter-term operating income and working capital efficiency measures used in the annual incentive plan. By balancing the performance measures used, the overall program design encourages management to focus on the overall performance of Ashland and on value creation for our shareholders. ROI is a measurement of the effective use of capital, and it is generally determined by dividing net income (excluding certain items) over a specified period by the average equity and debt outstanding over such period. TSR is a measurement of shareholder value creation, and it is defined as the change in Ashland’s stock price plus aggregate dividend payments over the performance period divided by the stock price at the beginning of the performance period. There are no dividends paid on performance units that are granted.

Each of the performance measures in the LTIP is weighted equally and evaluated separately. The performance hurdle is the minimum performance that must be achieved to earn a payout under the stated objectives. For the fiscal 2010–2012 LTIP, the hurdle was set at the 35th percentile. If Ashland’s performance is below the 35th percentile, no award is earned. To earn the target award, Ashland’s performance must be at the

50th percentile (median) relative to the peers. The performance maximum represents a level of performance that is at the 90th percentile or above, relative to the Performance Peer Group. If the maximum performance is achieved for both relative ROI and TSR, the award earned is 200% of the award opportunity at target. The following chart illustrates these award levels and the corresponding relative performance required:

Performance Level	Percentile Performance Relative to Performance Peer Group	Percent of Target Award Earned
Hurdle	35th percentile	25%
Target	50th percentile	100%
Maximum	90th percentile	200%

In the event performance falls between hurdle and target or target and maximum, the LTIPs are calculated on a linear basis. The earned amount of the LTIP award is paid in Ashland Common Stock.

The fiscal 2007-2009 LTIP was paid in February 2010 for the performance period of October 1, 2006 to September 30, 2009. The following chart illustrates these award levels and the corresponding relative performance required:

Performance Level	Percentile Performance Relative to Performance Peer Group	Percent of Target Award Earned
Hurdle	35th percentile	25%
Target	50th percentile	100%
Maximum	90th percentile	200%

The ROI measurement for this LTIP plan period indicated that Ashland’s performance was at the 40.4 percentile of our Performance Peer Group, which resulted in a 52% payout for the ROI performance. The TSR performance was at the 26.0 percentile of the Performance Peer Group which resulted in a 0% payout for TSR performance. The weighted score resulted in a 26% payout. The chart below provides the actual payout amounts:

Named Executive Officer	Number of LTIP Units Granted	LTIP Award as a % of Target	Number of Shares Paid
Mr. O’Brien	37,736	26%	9,812
Mr. Chambers	2,673	26%	695
Mr. Mitchell	4,183	26%	1,088
Mr. Hausrath	5,303	26%	1,379
Mr. Panichella	Not Eligible	Not Eligible	Not Eligible

The LTIP is a performance based plan. As such, the actual payout levels vary from year to year as represented in the chart below reflecting the LTIP weighted scores for the last five (5) years:

LTIP Plan Year	Date of Payment	Weighted Score as a % of Target (100% Payout)
2007-2009	February, 2010	26.0%
2006-2008*	February, 2009*	25.8%*
2005-2007	February, 2008	51.4%
2004-2006	February, 2007	82.8%
2003-2005	February, 2006	64.3%

*	Messrs. O’Brien, Chambers and Hausrath declined payment of the fiscal 2006-2008 LTIP award due to the 2009 global economic recession.

Stock Appreciation Rights (“SARs”)

Ashland’s SARs program is a long-term incentive plan designed to link executive compensation with increased shareholder value over time. The grants of SARs occur annually in November. This practice began in November 2006 (for fiscal 2007) to align our SAR grant with the beginning of Ashland’s fiscal year. Prior to fiscal 2007, the annual grant occurred in September of each year. The change in grant date resulted in no SAR grants made in fiscal 2006, as the grants were moved from September 2006 to November 2006.

The methodology for determining the number of SARs to be awarded utilizes a variable approach based on a target value determined as a percentage of an individual’s actual base salary or midpoint of the assigned pay band. The actual number of SARs granted is then determined by taking the target value for each participant and dividing by the Black-Scholes value using the average of the closing prices of Ashland Common Stock for the last twenty business days of the prior fiscal year as determined by the Black-Scholes method.

The following calculation showing how Mr. O’Brien’s target fiscal 2010 SAR grant was determined is illustrative of the overall grant determination process:

Mr. O’Brien’s base salary as of October 1, 2009:		$1,114,500
x	Target SAR value as a percent of salary:	200%

=	Target fiscal 2010 SAR value:	$2,229,000

Target SAR grant: $2,229,000/$21.57* = 103,337 SARs

*	Black-Scholes value of average of closing prices of Ashland Common Stock for the twenty business days ended September 30, 2009. The twenty business day average is used to reduce stock volatility and better represents the Company’s stock price.

Actual grants for fiscal 2010 for Ashland named executive officers were as follows:

Named Executive Officer	SARs Target as a % of Salary	Number of SARs Granted
Mr. O’Brien	200%	103,400
Mr. Chambers	95%	23,700
Mr. Mitchell	90%	14,200
Mr. Hausrath	95%	20,200
Mr. Panichella	85%	14,200

All SARs are granted with an exercise price equal to the closing price of Ashland Common Stock on the NYSE on the date of grant and are not re-valued if the stock price declines below the exercise price. SARs expire on the tenth anniversary plus one month from the date of grant. SARs vest over a three-year period as follows: 50% vest on the first anniversary of the grant date; an additional 25% vest on the second anniversary of the grant date; and the final 25% vest on the third anniversary of the grant date.

Restricted Shares

The P&C Committee may award restricted shares of Ashland Common Stock to key employees. A restricted share award is intended to reward superior performance and encourage continued employment with Ashland. Executives who have been awarded unvested restricted shares of Ashland Common Stock receive quarterly dividend payments in the form of cash compensation. Beginning with restricted shares granted on or after January 27, 2010, dividends are paid on the restricted shares with additional shares of restricted stock which are subject to the same vesting requirements.

The table below reflects the restricted stock grant to Mr. Mitchell during fiscal year 2010. The grant was awarded for retention reasons. The grant was recommended by Mr. O’Brien and approved by the P&C Committee.

Named Executive Officer	Grant Date	Restricted Shares Granted	Vesting Period
Mr. Mitchell	November 18, 2009	20,000	100% on November 18, 2013

Stock Ownership Guidelines

Equity compensation encourages executives to have a shareholder’s perspective in managing Ashland. Consistent with this philosophy, the P&C Committee has established stock ownership guidelines for Ashland’s executive officers and designated key employees. Employees are subject to the stock ownership requirements if they are eligible to participate in Ashland’s LTIP. Under these guidelines, each employee has five years from the date he or she becomes subject to a particular guideline to reach the minimum levels of Ashland Common Stock ownership identified by the P&C Committee. The current ownership guidelines are the lesser of the following two metrics:

	Dollar Value of Ashland Common Stock	or	Number of Shares of Ashland Common Stock
Mr. O’Brien	5x salary		125,000
Messrs. Chambers and Hausrath	3x salary		30,000
Messrs. Mitchell and Panichella	3x salary		25,000
Range for other LTIP participants	1-3x salary		3,500-25,000

Ashland Common Stock ownership includes the following: shares held in Ashland’s 401(k) plans and LESOP; equivalent shares held in the non-qualified deferred compensation plan; unvested restricted stock that will vest within five years of the ownership guideline date; and shares held by employees outside of Ashland plans.

The P&C Committee reviews progress towards achieving the ownership guidelines for the covered employees on an annual basis. Based upon the 2010 review, all of the named executive officers had achieved their stock ownership requirements.

Risk Assessment

At the request of the P&C Committee, Deloitte performed a risk assessment of Ashland’s incentive plans in September 2009. The incentive plans analyzed were the Incentive Compensation Plan and Long-Term Incentive Plan, both described in this Compensation Discussion and Analysis, as well as the variable pay program which is applicable to Ashland’s broader employee population. The risk assessment was performed to identify potential areas that could encourage participants to take excessive risks, manipulate reported financial results, or to focus on short-term results at the expense of long-term value creation. The assessment included the review of plan documents and communication materials, the analysis of performance measures and plan mechanics and interviews with key individuals involved in the incentive plan design and administration. Below are the key observations made during the assessment:

•	The possibility of “gaming” financial results is greatly reduced due to the high degree of oversight provided.

•

The process to establish and finalize goals includes multiple levels of review that includes corporate level management, the Executive Committee and the P&C Committee to ensure the goals are consistent with corporate objectives.

•

The measurements used, such as Operating Income and Working Capital Efficiency, directly tie to Ashland’s audited financial statements. These results are highly scrutinized by Ashland’s Finance and Accounting departments as well as Ashland’s external auditor.

•

Multiple risk mitigators are in place, including performance thresholds required to fund the annual incentive program, the use of multiple performance metrics in the annual incentive plan and LTIP, an emphasis on long-term compensation and stock ownership guidelines.

•	There are multiple “checkpoints” with respect to the accuracy of the data used to calculate the final incentive scores and validation of the individual award payments to the executives.

Deloitte concluded and the P&C Committee agreed that the incentive plans incorporate a significant amount of rigor and oversight to discourage excessive risk taking or manipulating performance in order to increase incentive award payouts.

Executive Compensation Recovery “Clawback” Policy

Ashland has adopted an Executive Compensation Recovery Policy (“Clawback Policy”) effective for plan years beginning on or after October 1, 2009 for executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board of Directors, the culpable executive officer will reimburse Ashland for incentive-related compensation paid to him or her. In addition, the Board of Directors has the discretion to determine whether any of the named executive officers will be required to repay incentive-related compensation, whether or not such named executive officer was involved in the fraudulent activity or misconduct. Ashland has a period of three years after the payment or award is made to seek reimbursement.

Retirement Benefits

The named executive officers participate in the same qualified as well as nonqualified retirement plans that are offered to the majority of Ashland’s qualifying U.S. employees.

Financial security in retirement is an important aspect of every employee’s compensation and this holds true for the named executive officers as well. The combination of tax qualified and non-qualified retirement plans are designed to assist the named executive officers in building savings for retirement over the term of their employment.

The Company’s pension and 401(k) plans are tax-qualified vehicles to provide retirement benefits to the named executive officers and their families. The benefits in these plans are available to most U.S. based employees. The benefits are funded through trusts and are separate from the assets of Ashland and by law are protected from Ashland’s creditors. The pension plan provides a foundation for retirement security. Each named executive officer may build upon this foundation with his or her own savings and Ashland matching contributions through the 401(k) plans.

The benefits that may be provided under these plans are limited by the Internal Revenue Code of 1986, as amended (the “Code”). Therefore, these plans standing alone cannot provide sufficient retirement income to the named executive officers when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland also offers the named executive officers non-qualified retirement plans that complement each other and the tax-qualified plans.

The non-qualified excess plans are coordinated with the pension plan to provide the part of the pension benefit that would have been paid through the pension plan but for the limitations on the permissible benefit under the pension plan. The pension plan may not include named executive officers’ variable compensation in its formula, so a supplemental benefit is calculated using base compensation and incentive compensation. To avoid duplicative payments, the supplemental benefit is reduced by the benefits from the pension plan and the non-qualified excess plan.

The named executive officer’s contributions to the 401(k) plans are also limited by law, which means their potential Ashland matching contributions are also limited. The Ashland match that could not be made to the 401(k) plans will be paid to the named executive officers (as well as any affected employee) as additional compensation. Ashland’s employee deferral plans allow the named executive officers to annually make a separate deferral election so that the named executive officers can save amounts from their own pay in addition to amounts they are allowed to save in the savings plans.

Health and Welfare Benefits

The health of all employees is important to Ashland as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. To these ends, Ashland provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce. These same plans are offered to the named executive officers for the same reasons as they are offered to the majority of the rest of the active workforce. These plans include medical, dental, vision, life, accidental death and dismemberment, business travel and accident coverage and long-term care insurance. These benefits are targeted at median competitive levels.

Executive Perquisites

The only perquisites Ashland provides to the named executive officers and other selected executives are financial planning (including tax preparation) and home security systems and monitoring. Mr. O’Brien and Mr. Hausrath participated in the financial planning and home security programs during fiscal 2010. The other named executive officers participated in only the financial planning program.

The P&C Committee reviews the perquisites provided to executive officers as part of their overall review of executive compensation. The P&C Committee has determined the perquisites to be within the appropriate range of compensation practices.

Severance Pay Plan

The named executive officers are covered by the Severance Pay Plan that provides benefits in the event of a covered termination in absence of a change in control. A covered termination is the direct result of the permanent closing of a facility, job discontinuance, or other termination action of Ashland’s initiative as determined by Ashland. The plan excludes certain terminations such as, but not limited to, termination for cause and voluntary resignation.

A detailed description of this plan is included in the Potential Payments upon Termination or Change in Control section of this proxy statement.

Change in Control Agreements

Each named executive officer has a change in control agreement that sets forth the economic consequences and entitlements for termination without cause or for good reason after a change in control. The primary purpose of these protections is to align executive and shareholder interests by enabling the executives to assess possible corporate transactions without regard to the affect such transactions could have on their employment. The form of change in control agreement was updated in July 2009. Agreements entered into after July 2009 do not include a “conditional gross-up” for excise and related taxes.

A detailed description of these agreements is included in the Potential Payments upon Termination or Change in Control section of this proxy statement.

Deductibility of Compensation

Ashland attempts to maximize the tax deductibility of the compensation paid to its executives. However, tax rules may limit the tax deductibility of certain types of non-performance based compensation paid to the named executive officers. As a result of these rules, it is expected that approximately $200,000 of named executive officer compensation paid in fiscal 2010 will be nondeductible.

Ashland considers the tax deductibility of compensation awarded to the named executive officers, and weighs the benefits of: (1) awarding compensation that may be nondeductible against (2) contingencies required by the tax laws. The P&C Committee believes that in certain circumstances the benefit of awarding nondeductible compensation exceeds the benefit of awarding deductible compensation that is subject to contingencies derived from the tax laws instead of sound business discretion.

In addition, Ashland considers various other tax rules governing named executive officer compensation, including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation, and compensation triggered by a change in control.

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The P&C Committee has reviewed the Compensation Discussion and Analysis appearing on pages 30 through 50 of this proxy statement and discussed that Analysis with management. Based on its review and discussions with management, the P&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2010 and Ashland’s proxy statement for its 2011 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the P&C Committee:

PERSONNEL AND COMPENSATION

COMMITTEE

Theodore M. Solso, Chairman

Kathleen Ligocki

Vada O. Manager

Barry W. Perry

Michael J. Ward

Summary Compensation Table

The following table is a summary of compensation information for the last three fiscal years, the most recent of which ended September 30, 2010, for Ashland’s Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compen- sation (4) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (5) ($)	All Other Compen- sation (6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. J. O’Brien	2010	1,127,363	0	2,125,995	1,717,474	1,994,853	1,777,138	83,335	8,826,158
Chairman of the Board and Chief Executive Officer	2009 2008	1,069,720 1,110,925	0 0	670,740 1,774,861	730,000 1,325,100	1,254,749 445,355	974,581 0	88,185 103,457	4,787,975 4,759,698

L. M. Chambers	2010	461,252	0	286,343	393,657	637,656	1,073,662	31,931	2,884,501
Senior Vice President and Chief Financial Officer	2009 2008	352,746 320,476	0 0	276,038 642,430	178,704 69,410	316,643 84,760	568,687 0	25,783 17,533	1,718,601 1,134,609

S. J. Mitchell	2010	343,418	0	926,390	235,862	458,499	390,147	30,017	2,384,333
Vice President, and President of Ashland Consumer Markets	2009 2008	319,353 333,777	0 0	63,880 191,028	87,600 132,510	339,405 326,022	390,723 53,119	33,409 30,360	1,234,370 1,066,816

D. L. Hausrath	2010	463,794	0	353,025	335,522	615,511	693,653	31,954	2,493,459
Senior Vice President and General Counsel	2009 2008	431,291 446,199	0 0	86,238 253,053	178,704 277,640	387,149 137,413	444,232 0	38,905 39,331	1,566,519 1,153,636

J. E. Panichella	2010	364,500	120,000	172,590	235,862	388,613	268,236	40,946	1,590,747
Vice President, and President of Ashland Aqualon Functional Ingredients

(1)	Pursuant to a three-year employment agreement dated July 8, 2008, Mr. Panichella receives an annual retention bonus of $120,000.

(2)	For Messrs. O’Brien, Chambers, Hausrath and Panichella, the values in this column (e) represent the aggregate grant date fair value of LTIP awards computed in accordance with FASB ASC Topic 718. For Mr. Mitchell, the value in this column (e) represents the aggregate grant date fair value of LTIP awards and restricted stock computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) are found in Note P to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 (the “2010 Annual Report”). For LTIP awards, the grant date fair value is based on the probable outcome of performance conditions. The grant date fair values of fiscal 2010-2012 LTIP awards assuming the maximum level of performance are as follows: Mr. O’Brien, $4,251,990; Mr. Chambers, $572,685; Mr. Mitchell, $345,180; Mr. Hausrath, $706,050; and Mr. Panichella, $345,180.

(3)	The values in this column (f) represent the aggregate grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (f) are found in Note P to the Notes to Consolidated Financial Statements included in the 2010 Annual Report.

(4)	The values in this column (g) represent the amounts earned with respect to fiscal 2010 performance to be paid in December 2010 for annual incentive awards under the 2006 Ashland Inc. Incentive Plan (the “2006 Incentive Plan”).

(5)	Ashland’s nonqualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, the amounts in column (h) represent only the one-year change between September 30, 2009 and September 30, 2010 in the present value of accrued benefits under Ashland’s qualified and nonqualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table in this proxy statement.

The present values at September 30, 2009 and September 30, 2010 were calculated based on the earliest age that a participant could receive an unreduced benefit (see the discussion under the Pension Benefits table in this proxy statement regarding the earliest retirement age under the various plans).

(6)	Amounts reported in this column (i) for fiscal 2010 are composed of the following items:

	J. J. O’Brien	L. M. Chambers	S. J. Mitchell	D. L. Hausrath	J. E. Panichella
Ashland 401(k) Plans Match (a)	$13,475	$15,545	$14,763	$13,475	$19,502
Supplemental Ashland 401(k) Plans Match (b)	48,530	9,737	2,540	5,941	0
Life Insurance Premiums (c)	3,560	1,649	621	2,050	276
Other (d)	17,770	5,000	12,093	10,488	21,168

Total	$83,335	$31,931	$30,017	$31,954	$40,946

(a)	The amounts in this row represent the contributions by Ashland to the accounts of each of the named executive officers in the Ashland 401(k) Plans.

(b)	The amounts in this row represent payments by Ashland for the named executive officers that would have been made as matching contributions to the Ashland 401(k) Plans, but for the limitations placed on such contributions under the Code.

(c)	The amounts in this row represent the value of life insurance premiums paid on behalf of the named executive officers.

(d)	In accordance with SEC rules, disclosure of perquisites and other personal benefits is omitted if the aggregate amount of such compensation for an executive officer is less than $10,000 for the given year. If the total amount exceeds $10,000, each perquisite must be identified by type, and if the amount of a perquisite exceeds the greater of $25,000 or 10% of total perquisites, its value must be disclosed. The amounts in this row represent the amount of aggregate incremental cost to Ashland with respect to any tax and financial planning services and monitoring of home security systems, none of which exceeded $25,000 as a category for any named executive officer.

Grants of Plan-Based Awards

The following table sets forth certain information regarding the annual and long-term incentive awards, SARs and restricted stock granted during fiscal 2010 to each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J. J. O’Brien	11/18/09	274,169	1,370,844	2,056,266
	11/18/09				13,550	54,200	108,400				2,125,995
	11/18/09								103,400	37.69	1,717,474

L. M. Chambers	11/18/09	87,638	438,192	657,288
	11/18/09				1,825	7,300	14,600				286,343
	11/18/09								23,700	37.69	393,657

S. J. Mitchell	11/18/09	62,638	313,191	469,787
	11/18/09				1,100	4,400	8,800				172,590
	11/18/09								14,200	37.69	235,862
	11/18/09							20,000			753,800

D. L. Hausrath	11/18/09	84,595	422,973	634,460
	11/18/09				2,250	9,000	18,000				353,025
	11/18/09								20,200	37.69	335,522

J. E. Panichella	11/18/09	55,350	276,750	415,125
	11/18/09				1,100	4,400	8,800				172,590
	11/18/09								14,200	37.69	235,862

(1)	The dollar amounts in these columns represent the potential annual incentive payouts under the 2006 Incentive Plan for fiscal 2010. The actual dollar amounts earned will be paid in December 2010 and are included in column (g) in the fiscal 2010 row of the Summary Compensation Table.

(2)	The amounts in these columns represent potential payments under LTIP awards for the fiscal 2010-2012 performance period under the 2006 Incentive Plan. Payments, if any, under these awards will be made in shares of Ashland Common Stock on a one-for-one basis at the end of the three-year performance period.

(3)	On November 18, 2009, Mr. Mitchell received a grant of 20,000 shares of restricted Ashland Common Stock pursuant to the 2006 Incentive Plan. The grant will vest in full on November 18, 2013. Mr. Mitchell is entitled to receive dividends, when, as and if paid, on these restricted shares on the same basis as unrestricted shares of Ashland Common Stock.

(4)	The amounts in column (j) represent the number of shares of Ashland Common Stock that may be issued to named executive officers on exercise of SARs granted under the 2006 Incentive Plan in fiscal 2010. All SARs were granted at an exercise price of $37.69 per share, the closing price of Ashland Common Stock as reported on the NYSE on November 18, 2009, the date of grant.

(5)	The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of LTIP awards at target multiplied by the Black-Scholes valuation model ($36.10 per unit for the ROI portion) and ($42.35 per unit for the TSR portion); (ii) valuation of all SARs using the Black-Scholes valuation model ($16.61 per SAR) and (iii) grant date fair value for the 20,000 shares of restricted stock awarded to Mr. Mitchell calculated using the closing price of $37.69 per share of Ashland Common Stock as reported on the NYSE on November 18, 2009, the date of the grant. For further information on the Black-Scholes model and related stock price assumptions utilized during fiscal 2010, see Note P to the Notes to Consolidated Financial Statements in the 2010 Annual Report.

Annual Incentive Compensation

Incentive compensation for executives is awarded annually, contingent upon meeting applicable targets. After the beginning of each fiscal year, performance hurdle, target and maximum objectives are established for the upcoming year. Awards for the Chief Executive Officer and certain other executive officers are based upon overall Ashland performance as well as the performance of Ashland’s business segments. Awards for other executives and employees are based upon the performance of Ashland’s wholly-owned divisions. Awards for division employees are based primarily on division performance.

The performance hurdle, target and maximum objectives for fiscal 2010 included measures of Operating Income and Working Capital Efficiency. The Compensation Discussion and Analysis section in this proxy statement discusses the fiscal 2010 performance goals as well as other aspects of this program.

Long-Term Incentive Program

LTIP awards are available to certain key employees. LTIP awards are long-term incentives tied to Ashland’s performance versus the performance of Ashland’s peer group of companies. Awards are granted annually, with each award covering a three-year performance period.

After the beginning of the performance period, performance hurdle, target and maximum objectives are established for the performance period. The initial number of performance units awarded is based on the employee’s salary or midpoint of salary band depending on salary band. Target grants under the program range from 20% to 200% of an employee’s base salary. The Compensation Discussion and Analysis section in this proxy statement discusses the performance goals for fiscal 2010-2012 LTIP awards.

Stock Appreciation Rights, Stock Options and Restricted Stock

Ashland’s employee stock option and SARs program is a long-term plan designed to link executive compensation with increased shareholder value over time. In determining the amount of stock options or SARs to be granted annually to key employees, a target number of shares for each employee grade level is established. All stock options and SARs are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant. Vesting of stock options and SARs occurs over a period of three years, as more fully described in footnote (1) of the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement. For accelerated vesting events, see the Stock Options, SARs, Incentive Compensation, Restricted Stock and LTIP subsection of the Potential Payments upon Termination or Change in Control section in this proxy statement. Stock options and SARs are not re-valued if the stock price declines below the grant price.

In addition, the P&C Committee may award restricted shares of Ashland Common Stock and/or restricted share equivalents to key employees. Restricted share awards are intended to reward superior performance and encourage continued employment with Ashland. The restricted shares may not be sold, assigned, transferred or otherwise encumbered during the restricted period. Beginning with restricted shares granted on or after January 27, 2010, dividends are paid on the restricted shares with additional shares of restricted stock which are subject to the same vesting requirements. Prior to this change, dividends were paid in cash to the employee to whom the restricted shares were granted. For vesting periods applicable to restricted Ashland Common Stock granted to named executive officers, see footnote (2) of the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement. For accelerated vesting events, see the Stock Options, SARs, Incentive Compensation, Restricted Stock and LTIP subsection of the Potential Payments upon Termination or Change in Control section in this proxy statement.

These programs are described in more detail in the Compensation Discussion and Analysis section in this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options, SARs, restricted stock and LTIP performance units held by each of the named executive officers at September 30, 2010.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (1) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
					(#)	($)		(#)	($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. J. O’Brien	0		103,400	(4)	0	37.69	12/18/19
	125,000	(5)	125,000	(5)	0	10.72	12/20/18
	78,750	(6)	26,250	(6)	0	53.33	12/14/17
	110,000		0		0	65.78	12/15/16
	152,744		0		0	49.79	10/15/15
	213,765		0		0	38.47	10/16/14
								5,530	269,698
										138,200	6,740,014

L. M. Chambers	0		23,700	(4)	0	37.69	12/18/19
	30,600	(5)	30,600	(5)	0	10.72	12/20/18
	4,125	(6)	1,375	(6)	0	53.33	12/14/17
	6,200		0		0	65.78	12/15/16
	8,812		0		0	49.79	10/15/15
	10,687		0		0	38.47	10/16/14
	3,562		0		0	23.87	10/18/13
	10,687		0		0	19.75	10/19/12
								9,381	457,511
										18,100	882,737

S. J. Mitchell	0		14,200	(4)	0	37.69	12/18/19
	15,000	(5)	15,000	(5)	0	10.72	12/20/18
	7,875	(6)	2,625	(6)	0	53.33	12/14/17
	12,300		0		0	65.78	12/15/16
	17,624		0		0	49.79	10/15/15
	21,375		0		0	38.47	10/16/14
	9,375		0		0	23.87	10/18/13
	10,000		0		0	32.28	02/29/12
								20,596	1,004,467
										12,400	604,748

D. L. Hausrath	0		20,200	(4)	0	37.69	12/18/19
	14,400	(5)	30,600	(5)	0	10.72	12/20/18
	16,500	(6)	5,500	(6)	0	53.33	12/14/17
	25,200		0		0	65.78	12/15/16
	41,123		0		0	49.79	10/15/15
	35,627		0		0	38.47	10/16/14
								789	38,480
										19,800	965,646

J. E. Panichella	0		14,200	(4)	0	37.69	12/18/19
	0		25,000	(5)	0	10.72	12/20/18
								50,000	2,438,500
										12,900	629,133

(1)	The numbers in columns (b) and (c) relate to SARs, which vest over a three-year period measured from the date of grant. Fifty percent vest after the first year and 25% vest in each of the remaining two years.

(2)	The numbers in column (g) and the dollar values in column (h) represent the payment of the LTIP awards for the fiscal 2008-2010 performance period (which is payable in stock) and unvested shares of restricted Ashland Common Stock. The number of shares of Ashland Common Stock earned for the fiscal 2008-2010 LTIP awards was determined by the P&C Committee on November 30, 2010, and such shares will be delivered in December 2010. For Mr. O’Brien, the amounts reported in columns (g) and (h) relate solely to the LTIP award for the fiscal 2008-2010 performance period. For Mr. Chambers, the amounts reported in column (g) and (h) represent 381 shares of Ashland Common Stock awarded under the LTIP for the fiscal 2008-2010 performance period and 9,000 shares of unvested restricted Ashland Common Stock granted on May 14, 2008 that will vest 100% on May 14, 2012. For Mr. Mitchell, the amounts reported in column (g) and (h) represent 596 shares of Ashland Common Stock awarded under the LTIP for the fiscal 2008-2010 performance period and 20,000 shares of restricted Ashland Common Stock granted on November 18, 2009 which will vest 100% on November 18, 2013. For Mr. Hausrath, the amounts reported in columns (g) and (h) relate solely to the LTIP award for the fiscal 2008-2010 performance period. For Mr. Panichella, the amounts reported in column (g) and (h) relate solely to the 50,000 shares of restricted Ashland Common Stock granted on November 20, 2008 which will vest 100% on November 20, 2012. The dollar values in column (h) are calculated using the closing price of Ashland Common Stock of $48.77 as reported on the NYSE on September 30, 2010.

(3)	The numbers in column (i) represent the estimated units granted through September 30, 2010 under the LTIP for the fiscal 2009-2011 and the fiscal 2010-2012 performance periods. The estimated number is computed assuming that the target performance goals are achieved. The dollar amounts in column (j) correspond to the units identified in column (i). The dollar value is computed by converting the units to shares of Ashland Common Stock on a one-for-one basis. The number of shares is then multiplied by the closing price of Ashland Common Stock of $48.77 as reported on the NYSE on September 30, 2010. Payment, if any, under LTIP awards will be in Ashland Common Stock for the fiscal 2009-2011 and the fiscal 2010-2012 performance periods.

(4)	These numbers relate to SARs granted on November 18, 2009 that vest over the three-year period referenced in footnote (1) above.

(5)	These numbers relate to SARs granted on November 20, 2008 that vest over the three-year period referenced in footnote (1) above.

(6)	These numbers relate to SARs granted on November 14, 2007 that vest over the three-year period referenced in footnote (1) above.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the value realized by each named executive officer during fiscal 2010 upon the exercise of stock options/SARs and vesting of restricted stock and LTIP awards.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
J. J. O’Brien	0	0	9,812	420,346

L. M. Chambers	7,124	188,502	5,695	239,374

S. J. Mitchell	0	0	1,088	46,610

D. L. Hausrath	16,200	813,564	1,379	59,076

J. E. Panichella	25,000	857,250	0	0

(1)	The amounts in this column (b) represent the gross number of shares acquired on exercise of options or the total number of SARs exercised. The amounts in this column (c) represent the value realized on exercise.

(2)	For Messrs. O’Brien, Mitchell and Hausrath, the amounts in column (d) represent only the shares of Ashland Common Stock received in settlement of the fiscal 2007-2009 LTIP award. The dollar amounts in column (e) represent the value of the fiscal 2007-2009 LTIP award (computed by multiplying the number of shares awarded by $42.84, the closing price of Ashland Common Stock as reported on the NYSE on January 27, 2010, the date the P&C Committee approved the payment).

For Mr. Chambers, the amount in column (d) includes 5,000 shares of restricted Ashland Common Stock which vested on January 28, 2010 and 695 shares of Ashland Common Stock received in settlement of the fiscal 2007-2009 LTIP award. The amount in column (e) includes $209,600 for the restricted shares which vested on January 28, 2010 based on the closing price of $41.92 per share of Ashland Common Stock as reported on the NYSE on that date, and $29,774 for the fiscal 2007-2009 LTIP award (computed as described above).

Pension Benefits

The following table shows the actuarial present value of the named executive officers’ accumulated benefit under each of Ashland’s qualified and nonqualified pension plans, calculated as of September 30, 2010.

Name (a)	Plan Name (1) (b)	Number of Years Credited Service (2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
J. J. O’Brien	Ashland Hercules Pension Plan Ashland Inc. Excess Benefit Pension Plan Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	31 years 4 months 31 years 4 months 20 years 0 months	1,028,741 3,495,151 7,471,114	0 0 0

L. M. Chambers	Ashland Hercules Pension Plan Ashland Inc. Excess Benefit Pension Plan Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	30 years 6 months 30 years 6 months 20 years 0 months	980,961 584,109 2,192,444	0 0 0

S. J. Mitchell	Ashland Hercules Pension Plan Ashland Inc. Excess Benefit Pension Plan Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	12 years 5 months 12 years 5 months 13 years 5 months	174,369 66,158 1,587,006	0 0 0

D. L. Hausrath	Ashland Hercules Pension Plan Ashland Inc. Excess Benefit Pension Plan Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	28 years 7 months 28 years 7 months 20 years 0 months	1,048,913 904,963 2,538,302	0 0 0

J. E. Panichella	Ashland Hercules Pension Plan Hercules Inc. Employee Pension Restoration Plan Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	26 years 9 months 26 years 9 months 1 year 10 months	722,071 695,934 0	0 0 0

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under §401(a) of the Code. The Ashland Inc. Excess Benefit Pension Plan (the “Ashland Excess Plan”) and the Hercules Inc. Employee Pension Restoration Plan (the “Hercules Excess Plan”) (collectively, the “Excess Plans”) are nonqualified plans that are coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a nonqualified plan. The material terms of each of these plans are described in the narrative below.

(2)	The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and Excess Plans is measured from the date the named executive officer began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2010 based on the earliest age a participant could receive an unreduced benefit.

For Messrs. O’Brien, Chambers and Hausrath, the earliest age that an unreduced benefit is available under the qualified Pension Plan and the nonqualified Ashland Excess Plan is 62 and their benefits are calculated under the traditional pension formula. Messrs. O’Brien, Chambers and Hausrath are all eligible for early retirement under each of these plans. For Mr. Mitchell, age 55 is the earliest age he may receive unreduced benefits under the qualified Pension Plan and the nonqualified Ashland Excess Plan because his qualified Pension Plan benefits are calculated under the cash balance pension formula. For Mr. Panichella, age 60 is the earliest age he may receive unreduced benefits under the qualified Pension Plan and the nonqualified Hercules Excess Plan. Beginning January 1, 2011, the earliest age he may receive an unreduced benefit will be age 62.

Under the SERP, the earliest age a named executive officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the named executive officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan. Messrs. O’Brien, Chambers and Hausrath have at least 20 years of service under the plan.

Messrs. O’Brien, Chambers and Hausrath have a benefit in Ashland’s qualified LESOP. The LESOP was completely allocated on March 31, 1996 and no additional benefits are accruing. The LESOP and qualified Pension Plan are in a floor-offset arrangement. The value of the shares allocated to a participant’s LESOP offset account reduces the value of the participant’s Pension Plan benefit. A participant may elect to transfer his or her LESOP offset account to the Pension Plan at the time of his or her termination in order to receive an unreduced Pension Plan benefit. The calculations in the Pension Benefits table assume that the named executive officers with a LESOP benefit elect to transfer their LESOP offset accounts to the Pension Plan.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for each named executive officer is the net benefit under that plan, after applicable reductions. The reductions referred to in this paragraph are described in the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (“SERP”) section below.

The valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit are incorporated by reference from Note M to Notes to Consolidated Financial Statements in the 2010 Annual Report.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code §401(a). The plan provides retirement income for eligible participants.

The plan covers a wide range of employees sufficient to meet the coverage standards of Code §410(b). Eligible employees must be age 21 and have one year of service to participate. Participation is automatic once the requirements are met. Five years of service is required for a vested benefit.

The plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the Annuity Benefit section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the Retirement Growth Account Benefits below). In general, participants who were actively employed on June 30, 2003 with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

Under this plan, for certain highly compensated employees, compensation only includes base compensation, up to the maximum allowed under Code §401(a)(17). For all other participants, compensation includes bonus amounts. This applies to both formulas under the plan. Final average compensation is the average for the 36 consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition, the final average compensation is the average for the 60 consecutive month period producing the highest average for the last 120 months of credited service.

The Pension Plan also contains provisions for benefits applicable only to individuals who were employees of Hercules prior to Ashland’s acquisition of Hercules. These separate provisions do not apply to any of the named executive officers except for Mr. Panichella.

Annuity Benefit

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

x

(years of credited service which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

x

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

For participants who were employees of Hercules at the time of the acquisition, the normal retirement age is 65 but an unreduced benefit is paid for retirement at age 60 with 10 years of service. This age for an unreduced benefit will change to age 62 beginning January 1, 2011. A participant who was an employee of Hercules at the time of the acquisition may retire at age 55 with a reduced benefit.

Retirement Growth Account Benefit

The retirement growth account formula grants annual credits as a percentage of compensation based on the sum of a participant’s age and years of service. This is illustrated in the following table:

Contribution Credits
Age plus Service in Whole Numbers Projected to the End of the Plan Year	Contribution Credit as Percentage of Compensation
Less than 30	3%
30-39	4%
40-49	5%
50-59	6%
60-69	7%
70-79	9%
80 or more	11%

Contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4% to a maximum of 7% and is set at the beginning of each plan year. The interest rate for fiscal 2010 is 4.0%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive a distribution is age 55 with at least five years of service.

If a participant has a benefit payable from the LESOP, then the participant’s LESOP offset account reduces the amount payable to the participant, regardless of the formula under which the participant’s benefit is paid. At termination from employment, the participant may elect to transfer the LESOP offset account to the Pension Plan and receive an unreduced Pension Plan benefit.

Years of service in addition to what is actually incurred under the Pension Plan cannot be granted. However, in the case of an acquisition, prior service with the acquired business is often counted for purposes of vesting and eligibility, but not for purposes of benefit accrual under the annuity benefit formula. These same rules apply equally to the Excess Plans described below.

The Pension Plan also contains provisions for benefits applicable only to individuals who were employees of Hercules prior to Ashland’s acquisition of Hercules. These separate provisions do not apply to any of the named executive officers except for Mr. Panichella.

Nonqualified Excess Benefit Pension Plans (Excess Plans)

The Excess Plans are unfunded, nonqualified plans of deferred compensation and cover employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan is limited because of either Code §401(a)(17) or §415(b) and (ii) who are not terminated for cause as defined in the Excess Plans.

The benefit payable under the Excess Plans is the difference between the benefit under the Pension Plan in the absence of the tax Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan. For purposes of computing the Excess Plans’ benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plans.

The benefit under the Excess Plans is payable in a lump sum and may be transferred to the Ashland Inc. Employees’ Deferral Plan. A benefit payable to a named executive officer and certain other highly compensated participants cannot be paid for six months following separation from service.

Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)

The SERP is an unfunded, nonqualified plan of deferred compensation and covers a select group of highly compensated employees.

The benefit formula covering the named executive officers and certain other highly compensated participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, final average compensation is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average.

The named executive officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	The participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan);

•	The participant’s Excess Plans benefit; and

•	50% of any shares of Ashland Common Stock that could not be allocated to the participant’s account in the LESOP due to tax Code limits.

Messrs. O’Brien, Chambers and Hausrath are eligible to retire and commence their SERP benefits. SERP benefits become vested upon attaining five years of service. Messrs. Mitchell and Panichella have vested SERP benefits, but they are not retirement eligible.

The SERP benefit is payable in a lump sum and may be transferred to the Ashland Inc. Employees’ Deferral Plan. Distributions to the named executive officers cannot begin until six months after separation from service.

The SERP contains a non-compete provision. Any executive who, within a period of five years after his or her termination of employment, accepts a consulting or employment engagement that is in direct and substantial conflict with the business of Ashland will be deemed to have breached the SERP provisions. A breach in the SERP provisions requires the executive to reimburse Ashland for any distributed benefits and to forfeit benefits that have not yet been paid under the plan.

Ordinarily, years of service in addition to what is actually incurred are not granted. However, in the case of an acquisition, prior service with the acquired business is counted for purposes of vesting but not for calculating benefits under the SERP.

Nonqualified Deferred Compensation

The following table sets forth certain information for each of the named executive officers regarding nonqualified deferred compensation for fiscal 2010.

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY (2) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2010 ($) (f)
J. J. O’Brien	0	0	827,062	0	7,650,067

L. M. Chambers	118,029	0	251,888	0	2,569,683

S. J. Mitchell	0	0	323,198	0	3,377,815

D. L. Hausrath	0	0	143,697	0	1,595,714

J. E. Panichella	16,427	0	5,077	0	169,640

(1)	The contributions of Mr. Chambers in the amount of $23,036 and Mr. Panichella in the amount of $16,427 included in this column (b) are also included in column (c) of the Summary Compensation Table in this proxy statement. The remaining amount for Mr. Chambers relates to payment of fiscal 2009 incentive compensation in November 2009, which is not included in the fiscal 2010 data on the Summary Compensation Table in this proxy statement.

(2)	Aggregate earnings are comprised of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the Summary Compensation Table in this proxy statement.

Ashland Inc. Employees’ Deferral Plan

The Ashland Inc. Employees’ Deferral Plan is an unfunded, nonqualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 100% of their incentive compensation and/or LTIP awards contributed to the plan. Elections to defer compensation must be made before the period for which the service relating to the particular kind of compensation is incurred.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Beginning October 1, 2000, investments in Ashland Common Stock units must remain so invested and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

Amounts in the Hercules Employee Deferral Plan as of November 13, 2008 were funded through a Rabbi Trust. Effective January 1, 2011, the Hercules Employee Deferral Plan will become part of the Ashland Inc. Employee Deferral Plan.

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2010. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2010, the last day of the 2010 fiscal year. We have noted below other material assumptions used in calculating the estimated compensation and benefits under each triggering event. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Potential Payments upon Termination or Change in Control Table

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
J. J. O’Brien
Cash severance	2,464,883	0	0	0	0	7,719,785
Accelerated SARs (1)	0	0	0	0	5,901,922	0
Restricted Stock	0	0	0	0	0	0
LTIP (2)	3,776,898	3,776,898	0	3,776,898	3,776,898	3,232,813
Incentive compensation (3)	1,994,853	1,994,853	0	1,994,853	1,994,853	0
Welfare Benefit	35,224	4,506,868	0	0	0	35,224
Outplacement	7,000	0	0	0	0	7,000
Financial planning	12,500	0	0	0	0	12,500
280G excise tax gross-up (4)	0	0	0	0	0	0
Present Value of Retirement Benefits (5)	0	0	0	0	0	0

Total	$8,291,358	$10,278,619	$0	$5,771,751	$11,673,673	$11,007,322

L. M. Chambers
Cash severance	796,798	0	0	0	0	1,916,622
Accelerated SARs (1)	0	0	0	0	1,426,926	0
Restricted Stock	0	0	0	0	438,930	0
LTIP (2)	475,184	475,184	0	475,184	475,184	426,133
Incentive compensation (3)	637,657	637,657	0	637,657	637,657	0
Welfare Benefit	32,645	1,293,971	0	0	0	32,645
Outplacement	7,000	0	0	0	0	7,000
Financial planning	7,500	0	0	0	0	7,500
280G excise tax gross-up (4)	0	0	0	0	1,298,508	0
Present Value of Retirement Benefits (5)	0	0	0	0	0	0

Total	$1,956,784	$2,406,812	$0	$1,112,841	$4,277,205	$2,389,900

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
S. J. Mitchell
Cash severance	552,769	0	0	0	0	1,353,146
Accelerated SARs (1)	0	0	0	0	728,086	0
Restricted Stock	0	0	0	0	975,400	0
LTIP (2)	350,943	350,943	0	350,943	350,943	282,871
Incentive compensation (3)	458,499	458,499	0	458,499	458,499	0
Welfare Benefit	28,971	933,095	0	0	0	28,971
Outplacement	7,000	0	0	0	0	7,000
Financial planning	5,000	0	0	0	0	5,000
280G excise tax gross-up (4)	0	0	0	0	0	0
Present Value of Retirement Benefits (5)	0	0	0	0	1,119,792	0

Total	$1,403,182	$1,742,537	$0	$809,442	$3,632,720	$1,676,988

D. L. Hausrath
Cash severance	774,547	0	0	0	0	1,855,478
Accelerated SARs (1)	0	0	0	0	1,228,146	0
Restricted Stock	0	0	0	0	0	0
LTIP (2)	521,432	521,432	0	521,432	521,432	482,693
Incentive compensation (3)	615,511	615,511	0	615,511	615,511	0
Welfare Benefit	31,904	31,904	0	0	0	31,904
Outplacement	7,000	0	0	0	0	7,000
Financial planning	7,500	0	0	0	0	7,500
280G excise tax gross-up (4)	0	0	0	0	0	0
Present Value of Retirement Benefits (5)	0	0	0	0	0	0

Total	$1,957,894	$1,168,847	$0	$1,136,943	$2,365,089	$2,384,575

J. E. Panichella
Cash severance	567,160	0	0	0	0	1,305,160
Accelerated SARs (1)	0	0	0	0	1,108,586	0
Restricted Stock	0	0	0	0	2,438,500	0
LTIP (2)	338,481	338,481	0	338,481	338,481	290,652
Incentive compensation (3)	388,613	388,613	0	388,613	388,613	0
Welfare Benefit	26,626	26,626	0	0	0	26,626
Outplacement	7,000	0	0	0	0	7,000
Financial planning	5,000	0	0	0	0	5,000
280G excise tax gross-up (4)	0	0	0	0	0	0
Present Value of Retirement Benefits (5)	0	0	0	0	0	0

Total	$1,332,880	$753,720	$0	$727,094	$4,274,180	$1,634,438

(1)	A change in control without termination results in unvested SARs becoming immediately vested. The SARs granted on November 15, 2006 and on November 14, 2007 have an exercise price of $65.78 and $53.33, respectively. These grants have exercise prices that exceed the 2010 fiscal year-end closing price of Ashland Common Stock on the NYSE of $48.77. Therefore, these SARs for the named executive officers are treated as having no value for purposes of the amounts identified in the Accelerated SARs row of column (f) of this table. See the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement for the number of SARs outstanding for each named executive officer.

(2)	The LTIP amounts identified in all of the columns except for column (g) are based on actual results for the fiscal 2008-2010 performance period and pro-rata payments of the LTIPs for the fiscal 2009-2011 and fiscal 2010-2012 performance periods at their respective targets. If one of the events represented by columns (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target. However, pursuant to the executive change in control agreement, in the event of a change in control without termination as of September 30, 2010 as reported in column (f), the calculation would be based on the actual results for the fiscal 2008-2010 performance period and the pro-rata target payment for the fiscal 2009-2011 and fiscal 2010-2012 performance periods. The amount identified in column (g) of this table for each named executive officer represents the LTIP units that are outstanding being paid at target, reduced by the amount the executive would receive as a result of a change in control identified in column (f).

(3)	The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2010 annual incentive compensation based on actual results for the entire performance period pursuant to the change in control agreement. A change in control results in the payment of the annual incentive compensation based on target goals through the date of the change in control, and the annual incentive compensation remains outstanding subject to appropriate adjustments to reflect the transaction. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(4)	Section 280G of the Code applies if there is a change in control of Ashland, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals the average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2005-2009 if the change in control occurs in 2010). If Section 280G applies, then the named executive officer is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of the base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, Ashland is denied a federal income tax deduction for the excess parachute payments. The amounts in the 280G Excise Tax Gross-Up row of columns (f) and (g) reflect a tax gross-up for the excise and related taxes, as required under the terms of the executive change in control agreements described below. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 43%, (ii) a discount rate of 0.552%, and (iii) no amounts were allocated to the non-solicitation or non-competition covenants contained in the executive change in control agreements.

(5)	The present value of each named executive officer’s total retirement benefits as of September 30, 2010 (absent a change in control) is in the Pension Benefits table to this proxy statement. The account balances for each named executive officer as of September 30, 2010 in the deferral plans are identified in the Nonqualified Deferred Compensation table to this proxy statement.

A change in control results in an additional three years of age and service being credited to the calculation of each named executive officer’s benefit under the SERP. The present value of this incremental additional benefit is identified in the Present Value of Retirement Benefits row of this table in column (f) for each named executive officer. Messrs. O’Brien, Chambers and Hausrath gain no incremental additional benefit under the SERP because they are at the early retirement age of 55 and have accrued a full benefit under the SERP because they each have more than 20 years of service. Mr. Mitchell and Panichella gain a benefit from the additional age and service because (1) they have less than the 20 years necessary for a full SERP benefit, therefore, the additional service brings them closer to a full SERP benefit; (2) the change in control makes it possible that they will be eligible for immediate retirement in the event of termination without cause or for good reason, thereby eliminating any discount; and (3) the additional age and service does not apply to the calculation of the Pension Plan and Excess Plans benefits which results in smaller offsets by these benefits to the SERP.

(6)	For purposes of this column (c), it is assumed that the named executive officer incurred a disabling event on September 30, 2010. The amounts in the Welfare Benefit row for column (c) represent the present value of the disability payments available under a supplemental Long Term Disability Plan for the incremental benefit above what would be payable under the generally available Long Term Disability Plan. No pre-retirement mortality assumption applies and the interest rate used is 8.01%. Subject to coordination with other income received while disabled, the Long Term Disability Plan provides a benefit equal to 60% of base compensation. The compensation covered by the plan is limited in 2010 to $12,250. For 2010, the supplemental Long Term Disability Plan provides a benefit of 60% of the base compensation exceeding $12,250. If the named executive officer died, his beneficiaries would receive the same accelerated vesting of the LTIP award as the named executive officer would in the event of disability. The named executive officers, other than Mr. Panichella, also participate in a group variable universal life plan (GVUL) that is available to certain highly compensated employees. Within certain limitations, the GVUL allows participants to invest additional amounts. In the event of death, the executive receives the same benefits as identified with regard to disability in addition to the face amount of the policy plus their own invested amounts. For Messrs. O’Brien, Chambers, Hausrath, and Mitchell, respectively, the death benefits as of September 30, 2010 would be: $1,000,328, $978,300, $348,043 and $470,138. Mr. Panichella participates in a group universal life plan which would provide a death benefit as of September 30, 2010 of $150,000.

(7)	Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the named executive officers solely as a result of a voluntary termination.

(8)	The requirements for retirement and receiving benefits under the retirement plans are described under the Pension Benefits table to this proxy statement.

(9)	Under the employees deferral plans, in an event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control.

Severance Pay Plan

The named executive officers are covered by the Severance Pay Plan that provides benefits in the event of a covered termination from employment in absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, or other termination at Ashland’s initiative for which Ashland elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation).

In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment or termination. In addition, the executive must agree to refrain from engaging in competitive activity against Ashland and refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business for a period of 24 months following the termination. The executive must also agree not to disclose Ashland’s confidential information.

The benefit payable under the Severance Pay Plan to the Chief Executive Officer is 104 weeks of base pay and for all other named executive officers is 78 weeks of base pay. Payments will be made as payroll continuation in bi-weekly increments if the executive is retirement eligible (or would be at the end of the payroll continuation period). If the executive is not retirement eligible or paying the benefit as payroll continuation will not make the executive retirement eligible, the benefit is paid as a lump sum. Payment of such amounts may be subject to a six-month deferral in order to comply with Section 409A of the Code.

Any executive who receives payroll continuation may also remain in the medical, dental, vision, group life and pension plans for the executive’s benefit continuation period. The benefit continuation period in that case is two weeks for each completed year of service, with a maximum of 52 weeks. Any executive who receives a lump sum severance benefit will be eligible to elect COBRA continuation of coverage at active employee rates for a period of three months.

Executive Change in Control Agreements

The named executive officers and certain other executives have change in control agreements with Ashland. These agreements describe the payments and benefits to which an executive is entitled if terminated after a change in control of Ashland.

If within two years after a change in control (see the Definitions section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the Definitions section below), the executive is entitled to the following:

•

For the Chief Executive Officer, payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•

For the other named executive officers, payment of two times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	Continued participation in Ashland’s medical, dental and group life plans through December 31 of the second calendar year following the calendar year in which the executive was terminated;

•	Full payment at target in cash of any LTIP awards existing at the executive’s termination (less any amounts already paid under the LTIP plan because of the change in control);

•	Payment in cash of all prior existing incentive compensation not already paid and pro-rata payment of any incentive compensation for the fiscal year in which the executive terminates at target level;

•	Outplacement services and financial planning services for one year after termination;

•	Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•	Immediate vesting of all outstanding restricted stock, stock options and SARs.

As a condition to receiving the benefits and compensation payable under the agreement, the executive has agreed for a period of 24 months following the termination, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, the executive has also agreed not to disclose confidential information. If the executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, the executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

In addition, each agreement with a named executive officer provides a “conditional gross-up” for excise and related taxes in the event (and to the extent) the severance compensation and other payments or distributions to a named executive officer, whether pursuant to an employment agreement, stock option, SAR, restricted stock, LTIP award or otherwise would constitute “excess parachute payments,” as defined in Section 280G of the Code. In the event the aggregate parachute value of all severance and other change in control payments to the named executive officer does not exceed the greater of (i) the maximum amount that may be paid under Section 280G of the Code without the imposition of an excise tax plus $50,000; or (ii) 110% of such maximum amount, the named executive officer’s payments under the agreement will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.” Change in control agreements entered into with executives after July 2009 will not include a provision for the “conditional gross-up” of excise and related taxes.

Definitions

“Cause” is any of the following:

•	Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•	Willfully engaging in gross misconduct demonstrably injurious to Ashland after a written request to cease such misconduct; or

•	Conviction or plea of nolo contendre for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•	Adverse change in position, duties or responsibilities;

•	Reduction to base salary;

•	Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or

•	Material breach of the executive change in control agreement or a failure to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•

The consolidation or merger of Ashland into an unrelated entity in which the former Ashland shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•	The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;

•	A shareholder approved liquidation or dissolution;

•	The acquisition of 25% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or

•

Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of the such two consecutive year period, unless two-thirds of the remaining Directors at the start of such two consecutive year period voted to approve such changes.

Stock Options, SARs, Incentive Compensation, Restricted Stock and LTIP

The following table summarizes what may happen to SARs/Stock Options, incentive compensation, restricted stock and LTIP grants upon termination from employment; death; disability or retirement; or in the event of a change in control.

	Termination from Employment*	Death, Disability or Retirement*	Change in Control

SARs/Stock Options	Termination within one year of grant results in forfeiture; otherwise lesser of 30 days or the exercise period within which to exercise the vested SARs/Stock Options	May exercise during the remainder of the exercise period	Immediately vest

Incentive Compensation	In general, termination before payment results in forfeiture. Pro-rata payment based on actual achievement for entire performance period if terminated prior to a change in control without “cause”	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement through the date of the change in control

Restricted Stock	Termination before vesting results in forfeiture	Occurrence of event before payment results in forfeiture	Immediately vest

LTIP	In general, termination before payment results in forfeiture. Pro-rata payment based on actual achievement for entire performance period if terminated prior to a change in control without “cause”	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement for the period through the date of the change in control

*	P&C Committee has discretion to accelerate vesting of these benefits.

For purposes of the above table, the term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the Executive Change in Control Agreements section in this proxy statement.

SERP, Excess Plans, Qualified Pension Plan and Employees’ Deferral Plan

For payments and benefits under the SERP, Excess Plans and qualified Pension Plan, except in the event of a change in control, see the Pension Benefits table and the narrative thereunder in this proxy statement. For payments and benefits under the Employees’ Deferral Plan, except in the event of a change in control, see the Nonqualified Deferred Compensation table and the narrative thereunder in this proxy statement.

The SERP contains a non-compete provision. Any executive who, within a period of five years after his or her termination of employment, accepts a consulting or employment engagement that is in direct and substantial conflict with the business of Ashland will be deemed to have breached the SERP provisions. A breach in the SERP provisions requires the executive to reimburse Ashland for any distributed benefits and to forfeit benefits that have not yet been paid under the plan.

After a Change in Control

The term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the executive change in control agreements.

The occurrence of a change in control under the SERP for the named executive officers has the following consequences:

•	Accelerates vesting;

•	Nullifies the non-compete;

•	Distributes benefits upon a participant’s termination from employment without cause or resignation for good reason; and

•	Adds three years to age and service computation.

For the qualified Pension Plan and the Excess Plans, no enhanced benefit results from a change in control. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution.

Executive Compensation Recovery “Clawback” Policy

Ashland has adopted a Clawback Policy effective for plan years beginning on or after October 1, 2009 for executive officers. This policy defines the economic consequences that misconduct has on the executive officer’s incentive-related compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board of Directors, the culpable executive officer will reimburse Ashland for incentive-related compensation paid to him or her. In addition, the Board has the discretion to determine whether any of the named executive officers will be required to repay incentive-related compensation, whether or not such named executive officer was involved in the fraudulent activity or misconduct. Ashland has a period of three years after the payment or award is made to seek reimbursement.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors. At its November 2010 meeting, the Board determined that all current Audit Committee members—Messrs. Manager, Rohr, Schaefer, and Dr. Healy and Ms. Ligocki—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined (other than for Dr. Healy who is retiring from the Board effective January 27, 2011) that each member of the Audit Committee is a financial expert as defined by SEC rules.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to Ashland’s financial reporting process, its implementation and maintenance of effective internal control over financial reporting, the internal audit function, the independent registered public accounting firm’s qualifications and independence, its legal compliance programs and its risk management programs. During fiscal 2010, the Audit Committee met six times. The Audit Committee also met quarterly to discuss and review Ashland’s quarterly financial performance, associated news releases and quarterly reports on Form 10-Q.

The Audit Committee also discusses with Ashland’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of Ashland’s internal controls, and the overall quality of Ashland’s financial reporting. The Audit Committee reviews Ashland’s activities aimed at compliance with the Sarbanes-Oxley Act of 2002.

The following were among the other significant matters addressed by the Audit Committee during fiscal 2010:

•	Critical accounting policies and reserves;

•	Legal compliance report, processes and procedures;

•	Material litigation;

•	New and emerging accounting standards;

•	Process for disclosure of material risks to Ashland;

•	Financial disclosure controls; and

•	Financial authorization controls.

PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2010 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. PwC was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of PwC by Ashland, the engagement was approved by management and/or the Chairman of the Audit Committee and by the Audit Committee at its next meeting in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and PwC the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and PwC’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed PwC’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls, and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee reviewed PwC’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

In addition, the Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In fiscal 2010, approval was sought and granted to PwC to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by PwC is compatible with maintaining PwC’s independence and has concluded that PwC’s independence is not compromised by providing of such services.

PwC’s fees for all services are budgeted, and both management and PwC are required to report the actual fees and any variance from budgeted fees to the Audit Committee throughout the fiscal year. The Audit Committee recognizes that circumstances may arise that require the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval for audit related services in a fiscal year. In these instances, specific pre-approval of the additional services and the budget therefore is required of management or the Audit Committee Chair prior to the engagement of the independent auditors for those services and subsequently by the Audit Committee at its next meeting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the year ended September 30, 2010, for filing with the SEC.

AUDIT COMMITTEE

George A. Schaefer, Jr., Chairman

Bernadine P. Healy

Kathleen Ligocki

Vada O. Manager

Mark C. Rohr

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Item 2

The Audit Committee of the Board of Directors has recommended to the Board the appointment of PwC to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2011, subject to ratification by the shareholders at the Annual Meeting. Fees (including out-of-pocket costs) paid to PwC for fiscal years 2010 and 2009 totaled $8,101,600 and $7,347,000, respectively. The following table presents fees for professional services rendered by PwC for fiscal years 2010 and 2009.

	2010	2009
Audit Fees (1)	$7,639,100	$6,951,000
Audit-Related Fees (2)	90,000	215,000
Tax Fees (3)	365,000	181,000
All Other Fees (4)	7,500	0

(1)	Audit fees include fees associated with the annual audit of Ashland’s consolidated financial statements and reviews of Ashland’s quarterly reports on Form 10-Q. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries and captive insurance company (statutory requirements), and reviews related to debt and refinancing matters. Audit fees for fiscal 2010 also include fees associated with the integration of Hercules and the pending sale of the Ashland Distribution business.

(2)	Audit-related fees include amounts paid for the audit of the Employee Savings Plan (SEC requirements and Department of Labor rules and regulations), an audit in connection with the Ara Quimica acquisition and work performed related to agreed-upon procedures reports.

(3)	Tax fees include fees principally incurred for assistance with tax compliance, capital loss and tax planning matters.

(4)	These fees represent fees to access PwC’s Global Best Practices database.

Representatives of PwC will attend the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

The appointment of PwC will be deemed ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

The Board of Directors recommends a vote FOR the ratification of PwC as Ashland’s independent registered public accountants for fiscal 2011.

APPROVAL OF THE 2011 ASHLAND INC. INCENTIVE PLAN

Item 3

Overview. Ashland has used stock incentive plans as part of its incentive program for many years. The current 2006 Incentive Plan expires in January 2011. The Board of Directors has determined that a new incentive plan, specifically the 2011 Ashland Inc. Incentive Plan (the “2011 Incentive Plan”) is needed to promote the interests of Ashland and its shareholders by offering both annual and long-term incentives to those employees who will be largely responsible for the long-term profitable growth of Ashland. In addition, the Board of Directors believes that the 2011 Incentive Plan will encourage those employees to remain with Ashland and will encourage qualified persons to seek and accept employment with Ashland. The 2011 Incentive Plan will also provide an incentive for qualified persons, who are not officers or employees of Ashland, to serve on the Board of Directors of Ashland and to continue to work for the best interests of Ashland.

Therefore, on November 18, 2010, the Board of Directors approved, subject to shareholder approval, the 2011 Incentive Plan. It is currently anticipated that all future annual and long-term incentive awards will be granted to directors, officers and employees pursuant to the 2011 Incentive Plan.

The 2011 Incentive Plan is similar to the 2006 Incentive Plan except that it authorizes 2,000,000 shares of Ashland Common Stock for delivery under equity awards rather than the 4,000,000 shares authorized under the 2006 Incentive Plan. In addition, the 2011 Incentive Plan permits grants of restricted stock units.

Section 162(m) of the Code limits the annual federal tax deduction to $1,000,000 for compensation paid to Ashland’s Chief Executive Officer and the other three most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The 2011 Incentive Plan is designed to qualify such awards for deduction under Code Section 162(m). In order to qualify for deductibility, the tax regulations provide that, among other things, every five years, Ashland’s shareholders must approve the material terms of the performance criteria for awards specified in the 2011 Incentive Plan.

The principal features of the 2011 Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2011 Incentive Plan attached as Appendix A to this proxy statement.

Eligibility, Awards, Performance Goals and Administration. The 2011 Incentive Plan authorizes the grant of equity-based awards (“Awards”) to officers and employees in the form of: stock options (“Options” or “Option Awards”), stock appreciation rights (“SARs” or “Stock Appreciation Awards”), restricted stock (“Restricted Stock” or “Restricted Stock Awards”), restricted stock units (“RSUs” or “Restricted Stock Unit Awards”), incentive awards (“Incentive Awards”), performance unit or LTIP awards (“Performance Unit Awards”) and merit awards (“Merit Awards”). Directors may also be granted Awards, provided that they may not be granted Incentive Stock Options (“ISOs”), Incentive Awards, Performance Awards or Merit Awards.

Awards under the 2011 Incentive Plan may only be granted to regular, full-time or part-time employees of the Company or any of its subsidiaries (“Participants”) and directors who are not employees (“Outside Directors,” and together with Participants referred to herein from time to time as “Recipients”). All non-employee directors and approximately 325 employees would currently be eligible to participate in the 2011 Incentive Plan.

Certain Awards are based on the attainment of “Performance Goals,” which means performance goals as may be established in writing by the P&C Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such Performance Goals may be particular to a Participant or the subsidiary, division or other unit of the Company in which the Participant works and/or may be based on the performance of the Company generally. The Performance Goals applicable to any Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of

Section 162(m) of the Code shall be based on one or more of the following criteria: earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating, operating income, cash flows, cost targets, return on assets or margins.

The P&C Committee will have the exclusive authority to administer the 2011 Incentive Plan for Participants. The G&N Committee will have the exclusive authority to administer the 2011 Incentive Plan for Outside Directors. (The P&C Committee and the G&N Committee are collectively referred to from time to time as the “Committees”).

Shares Subject to the 2011 Incentive Plan. There will be reserved for issuance under the 2011 Incentive Plan an aggregate of 2,000,000 shares of Ashland Common Stock, any or all of which may be delivered with respect to SARs, ISOs or non-qualified stock option awards (“NQSOs”). Of such shares, only 500,000 shares in the aggregate will be available for Restricted Stock Awards, Restricted Stock Unit Awards, Merit Awards, Incentive Awards and Performance Unit Awards. The following limits will apply with respect to Awards that are intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code: (i) the maximum aggregate number of shares of Ashland Common Stock that may be subject to Options or SARs granted in any calendar year to any one Participant will be 250,000 shares; and (ii) the maximum aggregate number of Restricted Stock Awards and shares of Ashland Common Stock issuable or deliverable under Restricted Stock Unit Awards granted in any calendar year to any one Participant will be 50,000 shares. The 2011 Incentive Plan provides for appropriate adjustments in the number of shares available in the event of changes in capitalization, including stock dividends and splits or in the event of any distribution to common stockholders other than normal cash distributions.

In the event that any Award is paid solely in cash, no shares will be deducted from the number of shares available for issuance under the 2011 Incentive Plan by reason of such Award. Shares of Ashland Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Ashland Common Stock under the 2011 Incentive Plan will again be available for Awards under the 2011 Incentive Plan, provided however, that the aggregate number of shares of Ashland Common Stock that may be issued under the 2011 Incentive Plan shall not be increased by: (i) shares of Ashland Common Stock tendered in full or partial payment of the exercise price of an Option, (ii) shares of Ashland Common Stock withheld by the Company or any subsidiary to satisfy a tax withholding obligation, and (iii) shares of Ashland Common Stock that are repurchased by the Company with Option proceeds. Moreover, all shares of Ashland Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued or delivered to the Recipient upon exercise of the SAR, shall be considered issued or delivered pursuant to the 2011 Incentive Plan.

2011 Incentive Plan Awards Generally.

A. Restricted Stock and Restricted Stock Unit Awards. Recipients may receive one or more Restricted Stock Awards or RSU Awards as the Committees may from time to time determine. Except as otherwise provided in an Award agreement (“Award Agreement”), upon a termination of employment or pursuant to a change in control, a Restricted Stock Award or RSU Award granted to a Participant shall have a minimum restricted period (the “Restricted Period”) of (i) one year in the case of restrictions that lapse based on the achievement of Performance Goals; and (ii) three years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the P&C Committee, lapse on a pro-rated, graded, or cliff basis; provided that in the P&C Committee’s sole discretion, no more than five percent (5%) of the shares of Ashland Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards may have a Restricted Period of less than one year. The Restricted Period for each Restricted Stock Award or RSU Award to an Outside Director shall be set forth in the applicable Award Agreement; provided that in the G&N Committee’s sole discretion, no more than five percent (5%) of the shares of Ashland Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards under the 2011 Incentive Plan may have a Restricted Period of less than one year. Upon a change in control, there shall be an acceleration of any Restricted Period relating to any Restricted

Stock Award or any RSU Award, and such Awards shall be free of all other restrictions for the full number of awarded shares or RSUs less such number as may have been previously acquired.

Holders of Restricted Stock will be entitled to all rights incident to ownership of Ashland Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid, in cash, shares of Restricted Stock or dividend equivalents, as set forth in the applicable Award Agreement or as determined by the Committees, in their discretion. Each such grant of Restricted Stock may be made without additional consideration or in consideration of payment by such Recipient that is less than the fair market value per share of Ashland Common Stock at the date of grant. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period.

A Recipient who receives an RSU Award shall not have any rights as a shareholder with respect to the shares of Ashland Common Stock subject to such RSUs until such time, if any, that shares of Ashland Common Stock are delivered to a Recipient pursuant to the terms of the applicable Award Agreement. A Recipient of an RSU Award shall have such rights, if any, to dividend equivalents as are set forth in the applicable Award Agreement or as determined by the Committees, in their discretion. Payment of earned Restricted Stock Units (and dividend equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Common Stock or a combination thereof as determined by the Committees.

Except as otherwise provided in the Agreement or as determined by the Committees, in the event that a Restricted Stock Award or RSU Award has been made to a Recipient whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock or RSU shall be forfeited in its entirety by such Recipient.

B. Incentive Awards. Any Participant may receive one or more Incentive Awards, as the P&C Committee may from time to time determine. No later than 120 days (90 days for those Participants subject to the limitations of Code Section 162(m)) after the commencement of each performance period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such performance period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

The target Incentive Award shall be a fixed percentage of a Participant’s base salary paid during the year. The maximum aggregate compensation that can be paid pursuant to an Incentive Award granted in any calendar year to any one Participant shall be three million five hundred thousand dollars ($3,500,000) or a number of shares of Ashland Common Stock having an aggregate fair market value not in excess of such amount. Payment of Incentive Awards shall be made on a date or dates fixed by the P&C Committee. Payments may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Common Stock or a combination thereof as determined by the P&C Committee.

Upon a change in control, there shall be an acceleration of any performance period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash within 30 days after such change in control (and in no event later than the fifteenth day of the third month of the last day of the Company’s fiscal year in which the change in control occurs) based upon achievement of the Performance Goals applicable to such Award up to the date of the change in control. Further, the Company’s obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. Prior to the date of such change in control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such change in control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to an Incentive Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be made at such times and in such manner as will not cause such Incentive Award to fail to qualify under the performance-based exception.

Unless otherwise determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company or any of its subsidiaries until the date of payment of such Incentive Award. Unless otherwise determined and directed by the P&C Committee, in the event a Participant’s employment is terminated because of death, disability or retirement, the Participant (or his or her beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the performance period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

C. Performance Unit Awards. Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine. The Performance Goals and performance period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days for those Participants subject to the limitations imposed by Section 162(m) of the Code) after the commencement of the performance period. Except with respect to Participants subject to the limitations of Section 162(m) of the Code, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Participants subject to Section 162(m) of the Code may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

Each Performance Unit Award shall be established in dollars or shares of Ashland Common Stock, or a combination of both, as determined by the P&C Committee. The maximum aggregate compensation that can be paid pursuant to any Performance Unit Awards granted in any calendar year to any one Participant shall be six million dollars ($6,000,000) or a number of shares of Ashland Common Stock having an aggregate fair market value not in excess of such amount. In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Ashland Common Stock, the value shall be based on the fair market value on the first day of the performance period or on such other date as the Board or the P&C Committee shall determine.

The amount of payment with respect to Performance Unit Awards shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award (including any dividend equivalents with respect thereto) adjusted to reflect the attainment of the Performance Goals during the performance period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Common Stock or a combination thereof as determined by the P&C Committee.

Upon a change in control, there shall be an acceleration of any performance period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash within 30 days after such change in control (or such other time as required in order to comply with Section 409A of the Code and as set forth in the Award Agreement) based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the change in control. If such Performance Unit Award was established in shares of Ashland Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Ashland Common Stock relating to such Performance Unit Award, by (y) the fair market value of the Ashland Common Stock on the date of the change in control. Further, the Company’s obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. Prior to the date of such change in control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such change in control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to a Performance Unit Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be made at such times and in such manner as will not cause such Performance Unit Award to fail to qualify under the performance-based exception.

Unless otherwise determined and directed by the P&C Committee, a Performance Unit Award (including any dividend equivalents with respect thereto) shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company or any of its subsidiaries until payment of such Performance Unit Award. Unless otherwise determined and directed by the P&C Committee, a Participant (or his or her beneficiaries or estate) whose employment was terminated because of death, disability or retirement will receive a prorated portion of the payment of his or her Performance Unit Award (including any dividend equivalents with respect thereto) based upon the portion of the performance period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

D. Merit Awards. Any Participant may receive a Merit Award for such reasons and in such amounts as the P&C Committee may from time to time determine.

E. Option and SAR Awards. Any Recipient may receive one or more Option or SAR Awards, as the Committees shall from time to time determine. Any Option may be granted as an ISO or as a NQSO as designated by the Committees at the time of the grant of such Option; provided that only Participants may be granted ISOs. Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

The exercise price of Ashland Common Stock issued pursuant to each Option or SAR shall be fixed by the Committees at the time of the grant; provided, however, that such exercise price shall in no event ever be less than 100% of the fair market value of the Ashland Common Stock on the date such Option or SAR is granted subject to adjustment upon changes in capitalization. The Committees may, in their sole discretion, provide for Options or SARs granted to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in the event of a change in control or as the Committees otherwise determine in accordance with the 2011 Incentive Plan.

Except as otherwise provided in the 2011 Incentive Plan, the exercise price for the Ashland Common Stock issuable pursuant to an Option shall be paid in full when the Option is exercised. Subject to such rules as the Committees may impose, the exercise price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Ashland Common Stock previously acquired by the Recipient exercising such Option having an aggregate fair market value at the time of exercise equal to the total exercise price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Ashland Common Stock and approved by the Committees (including, without limitation, effecting a cashless exercise of the Option with a broker).

A SAR shall entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (A) the excess, if any, of (1) the fair market value of a share of Ashland Common Stock at the time the SAR is exercised over (2) the exercise price specified in such SAR, (B) multiplied by the number of shares of Ashland Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Ashland Common Stock the number of which shall be determined by dividing such amount by the fair market value of the Ashland Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Ashland Common Stock as set forth in the Award Agreement or as determined by the Committees.

The Committees may, in their sole discretion, provide for Options or SARs granted under the 2011 Incentive Plan to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in the 2011 Incentive Plan or as the Committees otherwise determine in accordance with the 2011 Incentive Plan, and in no case may an Option or SAR be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option or SAR if fewer than 50 shares) during the term of the Option or SAR. The specified number of shares of Ashland Common Stock will be issued after receipt by the Company of (i) notice from the holder thereof of the exercise of an Option or SAR, and (ii) with respect to Options, payment to the Company of the exercise price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

Upon a change in control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such change in control, unless otherwise provided in the Award Agreement.

Amendment and Termination. The Committees may amend, alter or terminate the 2011 Incentive Plan at any time without the prior approval of the Board; provided, however, that: (i) the Committees may not, without approval by the Board, materially increase the benefits provided to Recipients under the 2011 Incentive Plan; (ii) any amendment with respect to Restricted Stock Awards or RSU Awards granted to Outside Directors must be approved by the full Board; and (iii) no alteration or amendment that requires shareholder approval in order for the 2011 Incentive Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the Securities and Exchange Commission or any other securities exchange on which shares of Ashland Common Stock are listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

Except for adjustments made to changes in capitalization or in the event of any distribution to common stockholders other than normal cash distributions, the Board or the Committees will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the exercise price, and no Option or SAR will be cancelled and replaced with Awards having a lower exercise price or for another Award except as provided in the event of a change in control.

Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company.

Forfeiture. Unless the Award Agreement specifies otherwise, the Committees may, in their discretion, require a Recipient to forfeit all unexercised, unearned, unvested or unpaid Awards if:

(1)	the Recipient, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its subsidiaries, as determined by the Committees;

(2)	the Recipient performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its subsidiaries, as determined by the Committees; or

(3)	the Recipient breaches any agreement or covenant with, or obligation or duty to, the Company or any subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committees.

Federal Income Tax Considerations. The following discussion summarizes the federal income tax consequences with respect to compensation granted under the 2011 Incentive Plan, as well as certain tax considerations with respect to Ashland’s ability to deduct payments made in connection with the 2011 Incentive Plan. This discussion is based upon interpretations of the Code in effect on December 3, 2010 and the regulations promulgated thereunder as of such date. This summary is not intended to be a complete statement of applicable law, nor does it address state, local or foreign tax considerations.

Options. For federal income tax purposes, no income is recognized by a Recipient upon grant of a NQSO under the 2011 Incentive Plan. Upon exercise of a NQSO, generally an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such Option over the exercise price is taxable to the Recipient as ordinary income and is generally deductible to Ashland. The Recipient’s basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to a NQSO will be treated as capital gain or loss for the Recipient.

If a Recipient uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an Option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the Option, to the extent of the number of previously acquired shares exchanged therefore, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the Recipient as a result of the exercise.

For federal income tax purposes, ISO holders will generally incur no income upon grant of an ISO or upon exercise of such options. The excess of fair market value of a share at the time of exercise and the per share exercise price of the ISO will, however, constitute a tax preference item for purposes of the alternative minimum tax at the time of exercise. If the Participant holds shares acquired upon exercise of the ISO beyond the later of (1) two years following the date the option was granted and (2) one year after the ISO is exercised, the Participant generally will recognize no compensation income with respect to the Option, and the difference between the amount realized upon the disposition of the shares and the Participant’s basis in the shares (usually, the exercise price) generally will be treated as capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to Ashland for federal income tax purposes in connection with the grant or exercise of the ISO or the subsequent disposition of the shares. If, within two years of the date of grant or one year from the date of exercise, the Participant disposes of shares acquired upon exercise of an ISO (a “disqualifying disposition”), then in most cases the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the Option over the amount paid for the shares and (2) the excess of the amount realized on the disposition of the shares over the Participant’s tax basis in the shares (generally, the exercise price) will be treated as compensation income to the Participant and will be taxed as ordinary income to the Participant in the year of the disposition, and such amount generally will be deductible by Ashland for federal income tax purposes. The difference between the amount realized by the Participant as the result of a disqualifying disposition and the sum of (1) the Participant’s tax basis in the shares immediately prior to their disposition (generally, the exercise price) and (2) the amount of ordinary income recognized by the Participant in connection with the disqualifying disposition, will generally be treated as capital gain or loss.

Limitation on Ashland’s Deduction. Under Section 162(m) of the Code, Ashland’s tax deduction for all compensation paid to Ashland’s Chief Executive Officer and certain other highly paid executive officers of Ashland in any one tax year is limited to $1,000,000 per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which compensation is paid and material revisions thereto. Although Ashland has structured the 2011 Incentive Plan to satisfy the “performance-based” criteria with respect to the grant of various performance-based awards and performance unit awards, there is no assurance that all awards granted under the 2011 Incentive Plan will satisfy such requirements.

Change in Control. If, as of the result of a change in control, the exercisability or vesting of an Award is accelerated, the restrictions or forfeiture provisions of an Award lapse, or the Performance Goals related to an Award are deemed to have been satisfied, all or a portion of the value of the Award may be taken into account for purposes of determining whether a Recipient is subject to an excise tax equal to 20% of the amount of the “excess parachute payment” under Section 4999 of the Code and Ashland may be denied a tax deduction.

Compliance with Section 409A of the Internal Revenue Code. Awards granted under the 2011 Incentive Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committees determine that any Award granted under the 2011 Incentive Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. Notwithstanding any other provision of the 2011 Incentive Plan or any Award Agreement (unless the Award Agreement provides otherwise): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the 2011 Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award is subject to Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount under the Award shall be made before a date that is six months following the date of such Recipient’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the 2011 Incentive Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the 2011 Incentive Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or non-United States law. Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits. Because Awards under the 2011 Incentive Plan are granted at the discretion of the P&C Committee or G&N Committee, it is not possible for Ashland to determine the amount of Awards that may be granted to the executives named in the Summary Compensation Table of this proxy statement or to any of the other 2011 Incentive Plan Recipients if the 2011 Incentive Plan is approved by the shareholders. Furthermore, no Awards or grants have been made under the 2011 Incentive Plan, and no Awards or grants will be made under the 2011 Incentive Plan unless the 2011 Incentive Plan is approved by the shareholders.

The closing price of Ashland Common Stock on the NYSE on September 30, 2010 was $48.77 per share.

The 2011 Incentive Plan will be approved if the votes cast in its favor exceed the votes cast against it. Abstentions are not counted as votes cast either for or against the proposal.

If no voting specification is made on a properly returned or voted proxy card, James J. O’Brien or Linda L. Foss (proxies named on the proxy card) will vote FOR the approval of the 2011 Incentive Plan.

The Board of Directors recommends a vote FOR the approval of the 2011 Ashland Inc. Incentive Plan.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which Ashland Common Stock may be issued as of September 30, 2010. Except as disclosed in the narrative to the table, all plans were approved by shareholders of Ashland.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,247,363	(1)	$33.30	(2)	803,589	(3)
Equity compensation plans not approved by security holders	224,643	(4)	—		753,086	(5)

Total	2,472,006		$33.30	(2)	1,556,675

(1)	This figure includes (a) 6,764 stock options outstanding under the Ashland Inc. 1997 Stock Incentive Plan (all of such options terminated in October 2010), (b) 301,253 stock options outstanding under the Amended and Restated Ashland Inc. Incentive Plan (the “Amended Plan”), (c) 61,364 stock options outstanding under the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan, and (d) 11,784 stock options outstanding under the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors. This figure also includes 96,459 net shares that could be issued under stock-settled SARs under the Amended Plan and 891,307 net shares that could be issued under stock-settled SARs under the 2006 Incentive Plan, based upon the closing price of Ashland Common Stock on the NYSE on September 30, 2010 of $48.77. Additionally, this figure includes 249,903 restricted stock shares granted under the Amended Plan and deferred, 101,051 performance share units for the fiscal 2008-2010 performance period, 264,042 performance share units for the fiscal 2009-2011 performance period and 170,799 performance share units for the fiscal 2010-2012 performance period, payable in Ashland Common Stock under the 2006 Incentive Plan, estimated assuming target performance is achieved. Also included in the figure are 92,637 shares to be issued under the pre-2005 Deferred Compensation Plan for Employees, payable in Ashland Common Stock upon termination of employment with Ashland.

(2)	The weighted-average exercise price excludes shares in Ashland Common Stock which may be distributed under the deferred compensation plans and the deferred restricted stock and performance share units which may be distributed under the Amended Plan and the 2006 Incentive Plan as described in footnotes (1) and (4) in this table.

(3)	This figure includes 322,444 shares available for issuance under the 2006 Incentive Plan, 146,840 shares available for issuance under the pre-2005 Deferred Compensation Plan for Employees and 334,305 shares available for issuance under the pre-2005 Deferred Compensation Plan for Non-Employee Directors.

(4)	This figure includes 78,258 shares to be issued under the Deferred Compensation Plan for Employees (2005) and 146,385 shares to be issued under the Deferred Compensation Plan for Non-Employee Directors (2005), payable in Ashland Common Stock upon termination of employment or service with Ashland. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s shareholders.

(5)	This figure includes 401,378 shares available for issuance under the Deferred Compensation Plan for Employees (2005) and 351,708 shares available for issuance under the Deferred Compensation Plan for Non-Employee Directors (2005). Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s shareholders.

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Item 4

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of Ashland are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland or the Board of Directors.

Although the vote is non-binding, the P&C Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The annual incentive payout is based on company-wide and/or business segment operating income and working capital efficiency, and it is limited to 150% of the target opportunity. In addition, long-term incentive awards are comprised of (i) SARs, which are designed to link executive compensation with increased shareholder value over time, and (ii) LTIPs, which are based on Ashland’s Return on Investment (ROI) and Total Shareholder Return (TSR) relative to its Performance Peer Group. Further indicative of the alignment between executive compensation and shareholder value is the mix of at-risk compensation for the Chief Executive Officer and the other named executive officers. Specifically, the target of Total Direct Compensation that is at–risk is 84% for the Chief Executive Officer and is 70% on average for the other named executive officers.

Ashland also has several governance programs in place to align executive compensation with shareholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, use of tally sheets and a clawback policy.

During the past several years, Ashland has been focused on the objective of creating a dynamic, global specialty chemicals company. Since the acquisition of Hercules, the Company has moved quickly over the past two years to reconstruct its business on a cost-effective and strong cash generating base that the Company believes is highly leverageable to an economic recovery. In this regard, fiscal 2010 accomplishments include, among other things, the following:

•	Completing the Hercules integration;

•	Generating in excess of $425 million of annualized savings since April 2008 by resizing Ashland’s cost structure;

•	Signing a global joint venture agreement with Süd-Chemie to combine our foundry businesses;

•	Producing free cash flow of $276 million;

•	Reducing net debt by more than $400 million;

•	Doubling the Company’s dividend to an annual rate of 60 cents per share; and

•	Strengthening the balance sheet and increasing liquidity to fund Ashland’s growth strategy.

The advisory vote regarding the compensation of the named executive officers described in this Item 4 shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.

If no voting specification is made on a properly returned or voted proxy card, James J. O’Brien or Linda L. Foss (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement and described in this Item 4.

The Board of Directors recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Item 5

Under the Dodd-Frank Act, the shareholders of Ashland are entitled to vote at the Annual Meeting regarding whether the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Item 4 of this proxy statement) should occur every one, two or three years. Under proposed regulations issued by the SEC (the “Proposed Regulations”), shareholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the shareholder vote to approve executive compensation is an advisory vote only, and it is not binding on Ashland or the Board of Directors.

Although the vote is non-binding, the P&C Committee and the Board of Directors value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for Ashland and its shareholders for a number of reasons, including the following:

•

Ashland’s LTIP program is based on a three-year performance period. The LTIP has two performance measures, Return on Investment (ROI) and Total Shareholder Return (TSR), each of which are based on Ashland’s performance relative to its Performance Peer Group over a three-year period;

•

A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of Ashland’s short-term and long-term incentive programs, compensation strategies and Company performance; and

•

A three-year cycle provides the Board of Directors and the P&C Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any desired changes to Ashland’s executive compensation program.

In accordance with the Proposed Regulations, the advisory vote regarding the frequency of the shareholder vote described in this Item 5 shall be determined by a plurality of the votes cast. Abstentions will not be counted as either votes cast for or against the proposal.

If no voting specification is made on a properly returned or voted proxy card, James J. O’Brien or Linda L. Foss (proxies named on the proxy card) will vote FOR THREE YEARS for the frequency of the shareholder vote on executive compensation described in this Item 5.

The Board of Directors recommends a vote FOR THREE YEARS on proposal 5 regarding the frequency of the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act. Note: Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation regarding proposal 5.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Due to recordkeeping errors, five directly held shares of Ashland Common Stock were omitted from John E. Panichella’s Form 3 and 2,214 directly held shares of Ashland Common Stock were omitted from Anne T. Schumann’s Form 3 filed on November 20, 2008 and August 20, 2009, respectively. These omissions were corrected by the filing of amended Forms 3.

Proxy Solicitation Costs

Ashland is soliciting the proxies to which this proxy statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Notice and the proxy statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Ashland, who will not be additionally compensated for such activity. Ashland has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by Ashland and are estimated to be $15,000, excluding out-of-pocket expenses.

Shareholder Proposals for the 2012 Annual Meeting

Shareholders interested in presenting a proposal for consideration at the 2012 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act and Ashland’s By-laws. To be eligible for inclusion in the proxy statement for the 2012 Annual Meeting, shareholder proposals must be received by Ashland’s Corporate Secretary no later than August 12, 2011.

Ashland’s By-laws provide that a shareholder must provide Ashland with written notice of a matter he or she wishes to bring before an annual meeting at least 90 days in advance of the meeting, if the meeting is held no earlier than the last Thursday in January. If the meeting is held earlier, the shareholder must provide Ashland with written notice within 10 days after the first public disclosure of the date of the meeting. The first public disclosure of that date may be a public filing with the SEC. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•

a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and, in the event that such business includes a proposal to amend either the Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment;

•	the name and address of the shareholder proposing such business;

•

a representation that the shareholder is a holder of record of Ashland Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

•	any material interest of the shareholder in such business; and

•	a representation as to whether or not the shareholder will solicit proxies in support of the proposal.

The By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chair of any such meeting may refuse to permit any business to be brought before an annual meeting that is not made in compliance with the procedures described above or if the shareholder fails to comply with the representations set forth in the notice.

Other Matters

As of the date of this proxy statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this proxy statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the named proxies.

Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

LINDA L. FOSS

Assistant General Counsel

and Corporate Secretary

Covington, Kentucky

December 3, 2010

APPENDIX A

2011 ASHLAND INC. INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the 2011 Ashland Inc. Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Incentive Awards, Performance Unit Awards and Merit Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with Restricted Stock Awards, Restricted Stock Unit Awards, Option Awards or Stock Appreciation Rights Awards.

SECTION 2. DEFINITIONS

“Agreement” shall mean either: (i) an agreement, either in written or electronic format, entered into by the Company and a Recipient setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Recipient describing the terms and provisions of such Award, which need not be signed by the Recipient.

“Award” shall mean an Option Award, a Stock Appreciation Right Award, a Restricted Stock Award, a Restricted Stock Unit Award, an Incentive Award, a Performance Unit Award or a Merit Award, in each case granted under this Plan.

“Beneficial Ownership” and “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Beneficiary” shall mean the Person or Persons designated by a Recipient or if no designation has been made, the Person or Persons entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient’s death.

“Board” shall mean the Board of Directors of the Company or its designee.

“Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company (a “Business Combination”), other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, in which the shareholders of the Company own, directly or indirectly, less than 50% of the then outstanding shares of common stock of the Business Combination that are entitled to vote generally for the election of directors of the Business Combination or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any Person shall become the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board or (iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committees” shall refer to the P&C Committee as it relates to Awards to Participants and to the G&N Committee as it relates to Awards to Outside Directors.

“Common Stock” shall mean the Common Stock of the Company ($.01 par value), subject to adjustment pursuant to Section 14 hereof.

“Company” shall mean Ashland Inc. or any successor thereto.

“Disability” shall mean, (i) in the case of a Participant, when he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option, he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code; and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

“Dividend Equivalents” means the equivalent value (in cash, shares of Common Stock, shares of Restricted Stock or RSUs) of dividends that would otherwise be paid on the shares subject to an Award but that have not been issued or delivered, as described in Section 16(M).

“Employee” shall mean a regular, full-time or part-time employee of the Company or any of its Subsidiaries, provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of ISOs, the term “Employee” shall have the meaning given to such term in Section 3401(c) of the Code.

“Exercise Price” shall mean, with respect to each share of Common Stock subject to an Option or Stock Appreciation Right, the price fixed by the Committees at which such share may be purchased from the Company pursuant to the exercise of such Option or Stock Appreciation Right.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) as of any date, the closing sale price per share of Common Stock as reported on the Composite Tape of the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; (ii) with respect to an exercise of a Stock Appreciation Right, the sale price per share of Common Stock as reported on the Composite Tape of the New York Stock Exchange at the time of such exercise, and (iii) in the absence of such markets for the shares of Common Stock, the Fair Market Value shall be determined by the Committees in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“G&N Committee” shall mean the Governance and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its designee.

“Incentive Award” shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committees to meet the requirements of Section 422 of the Code or any successor provision.

“ISO Award” shall mean an Award of an Incentive Stock Option pursuant to Section 10 hereof.

“Merit Award” shall mean an Award of Common Stock issued pursuant to Section 9 hereof.

“Non-Employee Director” shall mean a non-employee director within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

“Nonqualified Stock Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

“NQSO Award” shall mean an Award of a Non-Qualified Stock Option pursuant to Section 10 hereof.

“Option” shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The Committees shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

“Option Award” shall mean an Award of an Option pursuant to Section 10 hereof.

“Outside Director” shall mean a director of the Company, who is not also an Employee, who is selected by the G&N Committee to receive an Award under this Plan.

“P&C Committee” shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an outside director as defined in the regulations issued under Section 162(m) of the Code, or its designee.

“Participant” shall mean an Employee who is selected by the P&C Committee to receive an Award under this Plan.

“Performance Goals” shall mean performance goals as may be established in writing by the P&C Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to a Participant or the Subsidiary, division or other unit in which the Participant works and/or may be based on the performance of the Company generally. The Performance Goals applicable to any Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating, operating income, cash flows, cost targets, return on assets or margins.

“Performance Period” shall mean the period designated by the P&C Committee during which the Performance Goals shall be measured.

“Performance Unit Award” shall mean an Award made pursuant to Section 8 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (c) an underwriter temporarily holding securities pursuant to an offering on behalf of the Company.

“Personal Representative” shall mean the Person or Persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall mean this 2011 Ashland Inc. Incentive Plan.

“Recipient” shall mean a Participant or an Outside Director, as appropriate.

“Restricted Period” shall mean the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committees, in their discretion).

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Committees in accordance with the Plan.

“Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

“Restricted Stock Unit(s)” or “RSUs” shall mean units issued pursuant to a Restricted Stock Unit Award which are valued in terms of shares of Common Stock equivalents and are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Committees in accordance with the Plan.

“Restricted Stock Unit Award” or “RSU Award” shall mean an Award of Restricted Stock Units pursuant to Section 6 hereof.

“Retirement” shall mean, (i) in the case of a Participant, retirement from the employ of the Company or any of its Subsidiaries at any time as described in the Ashland Hercules Pension Plan or in any successor pension plan, as from time to time in effect, and (ii) in the case of an Outside Director, retirement from the Board after the date established by the G&N Committee as the date for mandatory retirement, as from time to time in effect.

“Stock Appreciation Right” or “SAR” shall mean a right pursuant to a Stock Appreciation Right Award to be paid an amount measured by the appreciation in the Fair Market Value of shares of Common Stock from the date of grant to the time of exercise of the SAR, with payment to be made wholly in cash, wholly in shares of Common Stock or a combination thereof as specified in the Agreement or determined by the Committees. A SAR may be granted only singly and may not be granted in tandem with an Option.

“Stock Appreciation Right Award” or “SAR Award” shall mean an Award of a Stock Appreciation Right pursuant to Section 10 hereof.

“Subsidiary” shall mean a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interests representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and applicable law.

“Tax Date” shall mean the date the withholding tax obligation arises with respect to an Award.

SECTION 3. STOCK SUBJECT TO THIS PLAN

(A) Subject to adjustment as provided under Section 14 hereof, there will be reserved for issuance under this Plan an aggregate of 2,000,000 shares of Common Stock, any or all of which may be delivered with respect to Stock Appreciation Rights Awards, ISO Awards or NQSO Awards. Of such shares, only 500,000 shares in the aggregate shall be available for Restricted Stock Awards, Restricted Stock Unit Awards, Merit Awards, Incentive Awards and Performance Unit Awards. Subject to adjustment as provided under Section 14 hereof, the following limits shall apply with respect to Awards that are intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code: (i) the maximum aggregate number of shares of Common Stock that may be subject to Options or SARs granted in any calendar year to any one Participant shall be 250,000 shares; and (ii) the maximum aggregate number of Restricted Stock Awards and shares of Common Stock issuable or deliverable under Restricted Stock Unit Awards granted in any calendar year to any one Participant shall be 50,000 shares.

(B) In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan will again be available for Awards under the Plan and credited toward the Plan limit as set forth in Section 3(A) hereof. Notwithstanding any other provision herein, the aggregate number of shares of Common Stock that may be issued under the Plan shall not be increased by: (i) shares of Common Stock tendered in full or partial payment of the Exercise Price of an Option, (ii) shares of Common Stock withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) shares of Common Stock that are repurchased by the Company with Option proceeds. Moreover, all shares of Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued or delivered to the Recipient upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(A) hereof.

SECTION 4. ADMINISTRATION

The P&C Committee shall have the exclusive authority to administer this Plan for Participants. The G&N Committee shall have the exclusive authority to administer this Plan for Outside Directors.

In addition to any implied powers and duties that may be needed to carry out the provisions hereof, the Committees, acting individually, shall have all the powers vested in them by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement embodying Awards made under this Plan. The Committees shall be authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to make any other determinations which they believe necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committees deem desirable to carry it into effect. Any decision of the Committees in the administration of this Plan, as described herein, shall be final and conclusive.

SECTION 5. ELIGIBILITY

Awards may only be granted to Participants and Outside Directors, provided that Outside Directors may not be granted ISOs, Incentive Awards, Performance Awards or Merit Awards.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNIT (RSU) AWARDS

(A) Grant. Any Recipient may receive one or more Restricted Stock Awards or RSU Awards, as the Committees shall from time to time determine.

(B) Restricted Periods.

(1) Participants. The Restricted Period for each Restricted Stock Award or RSU Award to a Participant shall be set forth in the applicable Agreement. Except as otherwise provided in an Agreement upon a termination of employment or pursuant to Section 12 in the event of a Change in Control, a Restricted Stock Award or RSU Award granted to a Participant shall have a minimum Restricted Period of (i) one year in the case of restrictions that lapse based on the achievement of Performance Goals; and (ii) three years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the P&C Committee, lapse on a pro-rated, graded, or cliff basis (as specified in the Agreement); provided that in the Committees’ sole discretion, no more than five percent (5%) of the shares of Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards under the Plan may have a Restricted Period of less than one (1) year.

(2) Outside Directors. The Restricted Period for each Restricted Stock Award or RSU Award to an Outside Director shall be set forth in the applicable Agreement; provided that in the Committees’ sole discretion, no more than five percent (5%) of the shares of Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards under the Plan may have a Restricted Period of less than one (1) year.

(3) Termination of Employment or Service. Except as otherwise provided in the Agreement or as determined by the Committees, in the event that a Restricted Stock Award or RSU Award has been made to a Recipient whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock or RSU shall be forfeited in its entirety by such Recipient.

(C) Certain Restricted Stock Award Provisions.

(1) Shareholder Rights; Restrictions on Transferability. Upon the granting of a Restricted Stock Award, a Recipient shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid in cash, shares of Restricted Stock or Dividend Equivalents, as set forth in the applicable Agreement or as determined by the Committees, in their discretion. Each such grant of Restricted Stock may be made without additional consideration or in consideration of a payment by such Recipient that is less than the Fair Market Value per share of Common Stock at the date of grant. Subject to Section 16(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period.

(2) Certificates; Dividends on Restricted Stock. During the Restricted Period, certificates representing the Restricted Stock shall be registered in the Recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement. Such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with this Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, with the exception that: (i) the Recipient will not be entitled to delivery of the stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all shares of Restricted Stock issued as a dividend or otherwise with respect to an Award of Restricted Stock (and such issued shares of Restricted Stock shall be subject to the same restrictions, terms and conditions as are applicable to the awarded Restricted Stock) until such time, if ever, as such shares of Restricted Stock shall have become vested, and Restricted Stock shall not bear interest or be segregated in separate accounts; (iii) subject to Section 16(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of any Restricted Stock during the Restricted Period; and (iv) unless otherwise determined and directed by the Committees, a breach of any restrictions, terms, or conditions provided in this Plan, the applicable Agreement or established by the Committees with respect to any Restricted Stock will cause a forfeiture of such awarded Restricted Stock (including any Restricted Stock issued as a dividend or otherwise) with respect thereto.

(D) Certain Restricted Stock Unit (RSU) Award Provisions.

(1) General. Each grant of Restricted Stock Units shall constitute an agreement by the Company to issue or deliver shares of Common Stock or cash to the Recipient following the end of the applicable Restricted Period in consideration of the performance of services. Each such grant of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Recipient that is less than the Fair Market Value per share of Common Stock at the date of grant.

(2) No Shareholder Rights; Dividend Equivalents. A Recipient who receives an RSU Award shall not have any rights as a shareholder with respect to the shares of Common Stock subject to such RSUs until such time, if any, that shares of Common Stock are delivered to a Recipient pursuant to the terms of the applicable Agreement. A Recipient who receives an RSU Award shall have such rights, if any, to Dividend Equivalents as shall be set forth in the applicable Agreement or as determined by the Committees, in their discretion.

(3) Payment. Unless otherwise determined by the Committees, each Agreement shall set forth the payment date for the RSU Award, which date shall not be earlier than the end of the applicable Restricted Period. Payment of earned Restricted Stock Units (and Dividend Equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the Committees.

SECTION 7. INCENTIVE AWARDS

(A) Grant. Any Participant may receive one or more Incentive Awards, as the P&C Committee shall from time to time determine.

(B) Terms and Conditions.

(1) Performance Goals. No later than 120 days (90 days for those Participants subject to the limitations of Code Section 162(m)) after the commencement of each Performance Period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(2) Award Limits. The target Incentive Award shall be a fixed percentage of the Participant’s base salary paid during the year. The maximum aggregate compensation that can be paid pursuant to an Incentive Award granted in any calendar year to any one Participant shall be three million five hundred thousand dollars ($3,500,000) or a number of shares of Common Stock having an aggregate Fair Market Value not in excess of such amount.

(C) Payment. Payment of Incentive Awards shall be made on a date or dates fixed by the P&C Committee. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Payments shall in all events be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends.

If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the original dollar amount to be paid on the payment date (or the part thereof determined by the P&C Committee to be delivered in shares of such Incentive Award) by (y) the Fair Market Value on the date the Board approves the P&C Committee’s decision to pay an Incentive Award or such other date as the Board shall determine.

(D) Termination. Unless otherwise determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until the date of payment of such Incentive Award. Unless otherwise determined and directed by the P&C Committee, in the event a Participant’s employment is terminated because of death, Disability or Retirement, the Participant (or his or her Beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 8. PERFORMANCE UNIT AWARDS

(A) Grant. Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine.

(B) Terms and Conditions.

(1) Performance Goals. The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days for those Participants subject to the limitations imposed by Section 162(m) of the Code) after the commencement of the Performance Period. Except with respect to Participants subject to the limitations of Section 162(m) of the Code, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Participants subject to Section 162(m) of the Code may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(2) Award Limits. Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the P&C Committee. The maximum aggregate compensation that can be paid pursuant to any Performance Unit Awards granted in any calendar year to any one Participant shall be six million dollars ($6,000,000) or a number of shares of Common Stock having an aggregate Fair Market Value not in excess of such amount. In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Common Stock, the value thereof shall be based on the Fair Market Value on the first day of the Performance Period or on such other date as the Board shall determine.

(C) Payment.

(1) General. Payment with respect to Performance Unit Awards will be made to Participants on a date or dates fixed by the P&C Committee. The amount of such payment shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award (including any Dividend Equivalents with respect thereto) adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Except as otherwise provided in the Agreement, payments shall be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends. Any payment may be subject to such restrictions and conditions as the P&C Committee may determine.

(2) Payment in Common Stock. If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the amount payable by (y) the Fair Market Value of the Common Stock on the date the Board approves the P&C Committee’s decision to pay the Performance Unit Award or on such other date as the Board shall determine.

(3) Payment in Cash. If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (x) the number of shares of Common Stock to be paid in cash on such payment date with respect to such Performance Unit Award, by (y) the Fair Market Value of the Common Stock on the date the Board approves the P&C Committee’s decision to pay the Performance Unit Award or on such other date as the Board shall determine.

(D) Termination. Unless otherwise determined and directed by the P&C Committee, a Performance Unit Award (including any Dividend Equivalents with respect thereto) shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until payment of such Performance Unit Award. Unless otherwise determined and directed by the P&C Committee, a Participant (or his or her Beneficiaries or estate) whose employment was terminated because of death, Disability or Retirement will receive a prorated portion of the payment of his or her Performance Unit Award (including any Dividend Equivalents with respect thereto) based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 9. MERIT AWARDS

Any Participant may receive a Merit Award under this Plan for such reasons and in such amounts as the P&C Committee may from time to time determine.

SECTION 10. OPTION AND SAR AWARDS

(A) Grant. Any Recipient may receive one or more Option or SAR Awards, as the Committees shall from time to time determine.

(B) Designation and Price.

(1) Any Option granted under this Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committees at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option and SAR shall, at the discretion of the Company and as directed by the Committees, be evidenced by an Agreement, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committees, in their sole discretion, may determine in accordance with this Plan.

(2) Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

(3) The Exercise Price of Common Stock issued pursuant to each Option or SAR shall be fixed by the Committees at the time of the granting of the Option or SAR; provided, however, that such Exercise Price shall in no event ever be less than 100% of the Fair Market Value of the Common Stock on the date such Option or SAR is granted, subject to adjustment as provided in Section 14.

(C) Exercise. The Committees may, in their sole discretion, provide for Options or SARs granted under this Plan to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 12 hereof or as the Committees otherwise determine in accordance with this Plan, and in no case may an Option or SAR be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option or SAR if fewer than 50 shares) during the term of the Option or SAR. The specified number of shares of Common Stock will be issued after receipt by the Company of (i) notice from the holder thereof of the exercise of an Option or SAR, and (ii) with respect to Options, payment to the Company (as provided in subsection (D) of this Section) of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

(D) Payment.

(1) Options. Except as otherwise provided in this Section 10, the Exercise Price for the Common Stock issuable pursuant to an Option shall be paid in full when the Option is exercised. Subject to such rules as the Committees may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Common Stock previously acquired by the Recipient exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and approved by the Committees (including, without limitation, effecting a cashless exercise of the Option with a broker).

(2) Stock Appreciation Rights. A SAR shall entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (A) the excess, if any, of (1) the Fair Market Value of a share of Common Stock at the time the SAR is exercised over (2) the Exercise Price specified in such SAR, (B) multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Common Stock the number of which shall be determined by dividing such amount by the Fair Market Value of the Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Common Stock as set forth in the Agreement or as determined by the Committees.

(E) Expiration or Termination of Awards.

(1) Participants.

(a) Except as otherwise provided in the Agreement or as determined by the P&C Committee, and subject to the provisions of Section 12(D) hereof, every Option and SAR granted to a Participant shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option or SAR (unless otherwise determined by the P&C Committee) and if the employment of the Participant shall terminate prior to the end of such one year period (or such other period determined by the P&C Committee), the Option or SAR granted to such Participant shall immediately terminate.

(b) Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the Participant dies (i) while employed, (ii) during the periods in which Options or SARs may be exercised by a Participant determined to be Disabled, or (iii) after Retirement, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s death.

(c) Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the employment of any Participant shall cease by reason of Disability, as determined by the P&C Committee at any time during the term of the Option or SAR, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Participant or his or her Personal Representative for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s Disability. The determination by the P&C Committee of any question involving Disability of a Participant shall be conclusive and binding.

(d) Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the employment of any Participant shall cease by reason of Retirement, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to such Retirement.

(e) Notwithstanding any provision of this Plan to the contrary, any Option or SAR may, in the discretion of the P&C Committee or as provided in the relevant Agreement, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option or SAR from and after the time the Participant ceases to be an Employee as a result of the sale or other disposition by the Company or any of its Subsidiaries of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant’s continued employment is no longer required.

(f) Except as provided in subsections (b), (c), (d) and (e) of this Section 10(E)(1) and Section 12(D) and Section 16(H) hereof, every Option and SAR shall terminate on the earlier to occur of the fixed termination date set forth in the Option or SAR or thirty (30) days after cessation of the Participant’s employment for any cause in respect of the number of shares of Common Stock which the Participant could have acquired under the Option or SAR immediately prior to such cessation of employment; provided, however, that no Option or SAR may be exercised after the fixed termination date set forth in the Option or SAR.

(2) Outside Directors.

(a) Except as otherwise provided in the Agreement or as determined by the G&N Committee, and subject to the provisions of Section 12(D) hereof, every Option and SAR granted to an Outside Director shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option or SAR (unless otherwise determined by the G&N Committee) and if the service of the Outside Director shall terminate prior to the end of such one year period (or such other period determined by the G&N Committee), the Option or SAR granted to such Participant shall immediately terminate.

(b) Except as otherwise provided in the Agreement or as determined by the G&N Committee, in the event the service of any Outside Director as a director of the Company ceases by reason of Retirement, death or Disability, then any unexercised Options or SARs granted to such Outside Director shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Outside Director, his or her Personal Representative or his or her Beneficiaries for the number of shares which the Outside Director could have acquired under the Option or SAR immediately prior to the Outside Director’s Retirement, death or Disability, as applicable. The determination by the G&N Committee of any question involving Disability of an Outside Director shall be conclusive and binding.

SECTION 11. CONTINUED EMPLOYMENT

Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service to, the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

SECTION 12. CHANGE IN CONTROL

(A) Restricted Stock and RSU Awards. Upon a Change in Control, there shall be an acceleration of any Restricted Period relating to any Restricted Stock Award or any RSU Award and such Awards shall be free of all other restrictions for the full number of awarded shares or RSUs less such number as may have been theretofore acquired under the Restricted Stock Award or RSU Award.

(B) Incentive Awards. Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash within 30 days after such Change in Control (and in no event later than the fifteenth day of the third month of the last day of the Company’s fiscal year in which the Change in Control occurs) based upon achievement of the Performance Goals applicable to such Award up to the date of the Change in Control. Further, the Company’s obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such Change in Control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to an Incentive Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be made at such times and in such manner as will not cause such Incentive Award to fail to qualify under the performance-based exception.

(C) Performance Unit Awards. Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash within 30 days after such Change in Control (or such other time as required in order to comply with Section 409A of the Code and as set forth in the Agreement) based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair Market Value of the Common Stock on the date of the Change in Control. Further, the Company’s obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such Change in Control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to a Performance Unit Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be made at such times and in such manner as will not cause such Performance Unit Award to fail to qualify under the performance-based exception.

(D) Option and SAR Awards. Upon a Change in Control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such Change in Control, unless otherwise provided in the Agreement.

(E) Cash-out of Awards. In connection with a Change in Control, the Committees may, in their sole discretion, either by the terms of the Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the shares of Common Stock subject to the Award (less any Exercise Price), which amount may be zero (0) if applicable.

SECTION 13. WITHHOLDING TAXES

Federal, state or local law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the P&C Committee, the Company may permit or require (subject to such conditions or procedures as may be established by the Committees) any such tax withholding obligation of a Participant to be satisfied by any of the following means, or by a combination of such means: (i) a cash payment from Participant; (ii) withholding from the shares of Common Stock otherwise issuable to the Participant pursuant to the vesting or exercise of an Award a number of shares of Common Stock having a Fair Market Value, as of the Tax Date, which will satisfy the minimum amount of the withholding tax obligation; or (iii) having the Participant deliver to the Company a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the minimum amount of the withholding tax obligation arising from the vesting or exercise of an Award. If the payment specified in clause (i) or (iii) of the preceding sentence is not paid by a Participant, the P&C Committee may refuse to issue Common Stock under this Plan.

SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than normal cash dividends, the number or kind of shares that may be issued under this Plan pursuant to Section 3 hereof and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof. Notwithstanding the foregoing, the Committees shall not make any adjustment pursuant to this Section 14 that would (i) cause any Option intended to qualify as an ISO to fail to so qualify; (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

SECTION 15. AMENDMENT AND TERMINATION

The Committees may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that: (i) the Committees may not, without approval by the Board, materially increase the benefits provided to Recipients under this Plan; (ii) any amendment with respect to Restricted Stock Awards or RSU Awards granted to Outside Directors must be approved by the full Board; and (iii) no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the Securities and Exchange Commission or any other securities exchange on which shares of Common Stock are listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

Except for adjustments made pursuant to Section 14 hereof, the Board or the Committees will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or

SAR to reduce the Exercise Price. No Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 12 or 14 hereof. Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 15 is intended to prohibit the repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 12 or 14 hereof.

Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination.

SECTION 16. MISCELLANEOUS PROVISIONS

(A) Rights to Awards. No Recipient or other Person shall have any claim or right to be granted an Award under this Plan.

(B) Assignment and Transfer. A Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may, subject to the discretion and direction of the Committees, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

(C) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards hereunder, the issuance of Common Stock and other interests hereunder, and the other obligations of the Company under the Plan and any Agreement pursuant to the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company or the Committees, in their respective discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Recipient to make such representations and furnish such information as the Committees may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor any of its Subsidiaries, directors or officers shall have any obligations or liability to any Recipient with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(D) Ratification and Consent. By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company or any of its Subsidiaries, the Board, or the Committees.

(E) Additional Compensation. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(F) Grant Date. Each Recipient shall be deemed to have been granted any Award on the date the Committees took action to grant such Award under this Plan or such date as the Committees in their sole discretion shall determine at the time such grant is authorized. The grant date shall not be earlier than the date of the resolution and action therein by the Committees.

(G) Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Plan or any Award. The Committees shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(H) Forfeiture Provision. Unless the Agreement specifies otherwise, the Committees may, in their discretion, require a Recipient to forfeit all unexercised, unearned, unvested or unpaid Awards if:

(1) the Recipient, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Committees;

(2) the Recipient performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committees; or

(3) the Recipient breaches any agreement or covenant with, or obligation or duty to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committees.

(I) Severability. The validity, legality, or enforceability of the Plan will not be affected even if one or more of the provisions of this Plan shall be held to be invalid, illegal, or unenforceable in any respect.

(J) Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committees determine that any award granted under the Plan is subject to Section 409A of the Code, the Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. Notwithstanding any other provision of the Plan or any Agreement (unless the Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award is subject to Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount under the Award shall be made before a date that is six (6) months following the date of such Recipient’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Recipient for any tax, interest, or penalties a Recipient might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(K) Awards to Participants Outside the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, the P&C Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which Employees outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws; (iv) modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with any local government regulatory exemptions, approvals or requirements.

Notwithstanding the above, the P&C Committee may not take any actions hereunder, and no Awards shall be granted that would violate any applicable law.

(L) Headings. The headings in this Plan are inserted for convenience only and shall not affect the interpretation hereof.

(M) Dividend Equivalents. At the discretion of the Committees, Awards granted pursuant to the Plan may provide Recipients with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Recipients, and may be settled in cash and/or shares of Common Stock, as determined by the Committees in their sole discretion, subject in each case to such terms and conditions as the Committees shall establish. No Dividend Equivalents shall relate to shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Section 409A of the Code.

(N) Deferrals. Except with respect to Options and SARs, the Committees may permit Recipients to elect to defer the issuance or delivery of shares of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committees also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(O) Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Agreements shall be deemed to refer to such successors.

SECTION 17. EFFECTIVENESS OF THIS PLAN

This Plan shall be submitted to the shareholders of the Company for their approval on January 27, 2011, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. This Plan will be effective as of the date of its approval by the shareholders of the Company.

SECTION 18. GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

Subject Line: Please Vote Your Proxy

[Insert share information here]

Your Control Number:

Electronic Access Notification

Ashland’s Annual Meeting of Shareholders will be held on Thursday, January 27, 2011 at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. As previously announced, participants in the Ashland Inc. Employee Savings Plan (the “Employee Savings Plan”), the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) and the Hercules Incorporated Savings and Investment Plan (the “SIP”) can view Ashland’s Proxy Statement and Annual Report online. We encourage you to take advantage of this service.

Paper copies of the Proxy Statement and your proxy card or copies of the Annual Report can be requested by replying to this e-mail.

As a participant in the Employee Savings Plan, the LESOP or the SIP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account by telephone or over the Internet. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees; and, in the case of the SIP, this instruction also applies to a proportionate number of those shares of Ashland Common Stock that are not allocated to participant accounts (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Additionally, any participant in the Employee Savings Plan or the LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Votes cast by telephone or over the Internet are tabulated by our proxy tabulator and are confidential. Ashland does not have access to individual votes.

Even if you do not have regular Internet access at work, you will be able to view the Proxy Statement and Annual Report and vote online. If you are a dial-up user, we encourage you to access these documents and vote from your office or a local number.

In order for your instructions to the Trustees to be counted, you must vote before 6:00 a.m. Eastern Standard Time on January 25, 2011.

To access the Annual Report and Proxy Statement and vote:

1.	Print out this page or write down your “Control Number” listed above. This number acts as your electronic signature to ensure security of your vote.

2.	Click on this website address (or type this URL address in your browser): http://www.ViewMaterial.com/ASH.

3.	Click on the links to view or download the Annual Report and Proxy Statement and to vote. When voting, be sure to follow all instructions including the final “Submit” procedure to ensure that your instructions are received.

To vote by telephone (you will need a touch tone telephone):

1.	Print out this page or write down your “Control Number” listed above. This number acts as your electronic signature to ensure security of your vote.

2.	Dial 1-888-693-8683.

3.	Be sure to follow all instructions including the final confirmation procedure to ensure that your instructions are received.

Sincerely,

Linda L. Foss

Assistant General Counsel

and Corporate Secretary

Notice of Annual Meeting

The Annual Meeting of Shareholders of Ashland Inc. will be held on Thursday, January 27, 2011, at 10:30 a.m. EST at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Your proxy card for voting at the Annual Meeting is enclosed.

We encourage you to read the Annual Report and Proxy Statement and vote your shares. The Annual Report and Proxy Statement are available over the Internet at www.ashland.com/proxy. To request a paper copy of the Annual Report and Proxy Statement, go to www.sendmaterial.com and enter the 11-digit number in the box by the arrow on your proxy card.

Your vote is important. We encourage you to vote over the Internet at http://www.cesvote.com, by telephone at 1-888-693-8683, or by returning your proxy card in the envelope provided.

NOTICE TO SHAREHOLDERS IN THE ASHLAND INC. EMPLOYEE SAVINGS PLAN (THE “EMPLOYEE

SAVINGS PLAN”) OR THE ASHLAND INC. LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN (THE

“LESOP”) OR THE HERCULES INCORPORATED SAVINGS AND INVESTMENT PLAN (THE “SIP”)

As a participant in the Employee Savings Plan or the LESOP or the SIP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account over the Internet, by telephone or by returning the enclosed proxy card. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant in the Employee Savings Plan or the LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. Participants in the SIP may not vote the Non-Directed shares differently from shares credited to his or her account.

C/O CORPORATE ELECTION SERVICES P.O. BOX 1150 PITTSBURGH PA 15230

VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on January 25, 2011 if you are a participant in the Ashland Inc. Employee Savings Plan, Ashland Inc. Leveraged Employee Stock Ownership Plan or Hercules Incorporated Savings and Investment Plan, or by 6:00 a.m. on January 27, 2011 if you are a registered shareholder.

Proxy card must be signed and dated below.

¯    Please fold and detach card at perforation before mailing.     ¯

ASHLAND INC.	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 27, 2011.

The undersigned hereby appoints James J. O’Brien and Linda L. Foss, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Ashland Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 27, 2011, and at any adjournment thereof.

Date:

(Sign Here)

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the enclosed envelope.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access future shareholder communications (e.g., annual reports, proxy statements, interim communications) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Proxy card must be signed and dated on the reverse side.

¯    Please fold and detach card at perforation before mailing.     ¯

ASHLAND INC.	PROXY

If you do not provide voting instructions, your proxy will be voted (i) FOR proposals 1, 2, 3 and 4 and (ii) FOR 3 YEARS for proposal 5.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1. Election of Class I Directors.

Nominees:	(1) Kathleen Ligocki	☐ FOR	☐ AGAINST	☐ ABSTAIN
	(2) James J. O’Brien	☐ FOR	☐ AGAINST	☐ ABSTAIN
	(3) Barry W. Perry	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for fiscal 2011.

	❑ FOR	❑ AGAINST		❑ ABSTAIN

3. Approval of the 2011 Ashland Inc. Incentive Plan.

	❑ FOR	❑ AGAINST		❑ ABSTAIN

4.      Approval of the compensation of the named executive officers as disclosed in the Ashland Inc. Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

	❑ FOR	❑ AGAINST		❑ ABSTAIN

The Board of Directors recommends a vote FOR 3 YEARS for proposal 5.

Note: You are not voting to approve or disapprove the Board of Directors’ recommendation regarding proposal 5.

5. Whether the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every:

❑ 3 YEARS	❑ 2 YEARS	❑ 1 YEAR	❑ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

❑ I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement.

(Continued and to be signed on the reverse side)